UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VISTEON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2022

Notice of Annual Meeting of Stockholders and Proxy Statement

Notice of Annual Meeting of Stockholders
To Visteon Stockholders,
We invite you to attend our 2022 Annual Meeting of Stockholders at the Grace Lake Corporate Center. At this meeting you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting.
Meeting Details: Your vote is important. Even if you plan to attend the Annual Stockholders Meeting, we encourage you to vote your shares before the meeting to ensure they are counted.

1	Elect the nine director nominees named in the proxy statement to hold office until the next annual stockholders' meeting.

2	Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2022.

3	Provide advisory approval of the Company’s executive compensation.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting we urge you to vote by proxy so that your shares will be represented and voted at the meeting in accordance with your instructions. Instructions on how to vote by proxy are contained in the proxy statement and in the Notice of Internet Availability of Proxy Materials. Only stockholders of record at the close of business on April 18, 2022 will be entitled to vote at the meeting or any adjournment thereof.
If you wish to attend the meeting in person you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. Please refer to page 3 of the proxy statement for further details.
By order of the Board of Directors,
Heidi A. Sepanik
Secretary

The accompanying proxy statement is dated April 29, 2022, together with the enclosed form of proxy card and Notice of Internet Availability of Proxy Material, is first being mailed to stockholders of Visteon on or about April 29, 2022.

i	Visteon Corporation	2022 Proxy Statement

Company Overview
Full-Year 2021 Summary

Net Sales $2,773M 7% Y/Y Growth(1)	Adjusted EBITDA $228M 8.2% Margin	Adjusted FCF $22M $455 Million Total Cash

CONTINUED MARKET OUT-PERFORMANCE	STRONG LAUNCH CADENCE	BEST-IN-CLASS PRODUCT PORTFOLIO	RAPID GROWTH IN ELECTRIFICATION	MAINTAINING STRONG LIQUIDITY

1.Excludes Y/Y impact of currency fluctuations.

Beliefs and Values

1	Visteon Corporation	2022 Proxy Statement

Sustainability
The Company and its Board of Directors believe that a commitment to positive environmental, social and governance-related business practices strengthens the Company, increases its connection with the stockholders and helps it to better serve its customers and the communities in which it operates. Sustainability is driven from the top by the Board and CEO and embedded at all levels of the Company. The full Board oversees sustainability matters directly as part of its strategic review of the Company's operations, products and technology. The Board also regularly reviews personnel talent and development matters. The Company’s commitment to social responsibility extends to the environment, anti-corruption and trade compliance, responsible sourcing, human rights, labor practices, and worker health and safety. The Board and Management have developed a multi-year road map to enhance the Company’s environmental, social and governance-related programs and disclosures, including assessment of the potential risks and opportunities associated with climate change. In 2021, the Company committed to set longer term greenhouse gas (GHG) emission reduction targets aligned with the science based targets initiative (SBTi), and plans to to adopt disclosures aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) framework in 2022. Our alignment to SBTi and the TCFD frameworks reflect our commitment to sustainability and reducing Visteon's carbon footprint. Management provides reports and presentations to the Corporate Sustainability and Governance Committee on the Company’s environmental and social initiatives at all of their regularly scheduled meetings. Additional information about Visteon’s corporate social responsibility efforts is available on our website at https://www.visteon.com/company/sustainability/. Please note, however, that information contained on the website is not incorporated by reference in this proxy statement or considered to be a part of this document.

Near-Term 2025 Environmental Goals

-6% Energy and Water Use	-5% Waste Reduction	-25% Greenhouse Gases

Reduce total energy and water consumption, solid waste and CO2 emissions from 2019 levels
Shareholder Engagement
We believe that it is important to communicate regularly with shareholders regarding areas of interest or concern. We have a robust shareholder engagement program that includes regular discussions regarding our long-term business strategy, corporate governance, executive compensation, sustainability and other topics suggested by our shareholders. This helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters. Specifically, our outreach meetings during 2021 gave us the chance to discuss: Visteon’s role in supporting the secular changes in automotive including digitalization and electrification, Visteon’s growth profile, the impact of the semi-conductor supply chain shortage, how we plan to reduce Visteon's carbon footprint, and managing the challenges related to the pandemic.

2	Visteon Corporation	2022 Proxy Statement

Proxy
Summary
This summary provides highlights of information contained in this proxy statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire proxy statement. For more complete information regarding the Company’s 2021 performance, please read our 2021 Annual Report on Form 10-K.
					Meeting Details: Ways to Vote: Please vote your shares promptly, as this will save the expense of additional proxy solicitation. You may submit your vote by Internet, telephone, mail or in person.

Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

Items to be Considered & Board Recommendations
Items		Votes Required for Approval	Board's Voting Recommendation	Page Reference
1	Elect directors	Majority of votes cast	FOR each nominee	6
2	Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2022	Majority of votes present	FOR	51
3	Advisory approval of the Company’s executive compensation	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	FOR	52

Our Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10-K, electronic proxy card and other Annual Meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. If you receive a Notice of Internet Availability of Proxy Materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

3	Visteon Corporation	2022 Proxy Statement

Proxy Summary	Table of Contents
Director Nominees
Upon the recommendation of the Corporate Sustainability and Governance Committee, the Board has nominated the following nine director nominees (all of whom are current directors) to be elected at the Annual Meeting of Stockholders. All of the nominees for director are independent under applicable law and stock exchange listing standards, other than Mr. Lawande, who is our Chief Executive Officer. Detailed information about each director nominee, including their background, skills and experience, can be found under “Item 1—Election of Directors”.

Name	Age	Director Since	Independent	Primary Occupation	Other Public Boards
James J. Barrese	53	2017	•	SVP, Technology & Engineering of Chime Financial, Inc.	—
Naomi M. Bergman	58	2016	•	Senior Executive of Advance	1
Jeffrey D. Jones	69	2010	•	Attorney, Kim & Chang	—
Bunsei Kure	65	2022	•	Former CEO Rensas Electronics	1
Sachin S. Lawande	54	2015		CEO and President of Visteon Corporation	1
Joanne M. Maguire	67	2015	•	Former EVP of Lockheed Martin Corporation	2
Robert J. Manzo	64	2012	•	Managing Member of RJM, LLC	1
Francis M. Scricco	72	2012	•	Former SVP, Avaya, Inc. and former President and CEO of Arrow Electronics, Inc.	1
David L. Treadwell	67	2012	•	Former CEO and President of EaglePicher Corporation	2
Director Dashboard
Diversity of Skills

4	Visteon Corporation	2022 Proxy Statement

Proxy Summary	Table of Contents
Executive Compensation Overview
For purposes of the Compensation Discussion & Analysis, (“CD&A”), Summary Compensation Table and other tables set forth in this proxy statement, our Named Executive Officers (“NEO’s") for the 2021 fiscal year were:

Sachin S. Lawande Director, President and Chief Executive Officer	Jerome J. Rouquet Senior Vice President and Chief Financial Officer	Brett D. Pynnonen Senior Vice President and Chief Legal Officer	Robert R. Vallance Senior Vice President, Customer Business Groups	Kristin E. Trecker Senior Vice President and Chief Human Resources Officer

The CD&A beginning on page 21 includes additional detail on the following compensation highlights:
•Provide the majority of pay through performance-based annual and long-term programs
•Balance short- and long-term incentives using multiple performance metrics, covering individual, financial and total shareholder return performance.
•Three-year aggregate Total Shareholder Return of +84% significantly outpaced CEO realizable pay (target compensation for 2019-2021 awarded to our CEO as compared to compensation received or projected to be received as of December 31, 2021).
•Have "double trigger" (qualifying termination of employment following a change in control) requirements for NEO severance payments and/or equity acceleration for outstanding awards.
•Maintain guidelines for robust stock ownership by our NEOs to ensure ongoing and meaningful alignment with shareholders.
•In 2021, simplified long-term incentive program by removing stock options and changing measurement of Performance Stock Units to a single three-year performance period.
•For 2022, introduced environmental sustainability and social metrics in the short-term incentive program.
•Favorable support of approximately 94% of votes cast in 2021 for shareholders' Say-on-Pay reflecting their support of the Company's executive compensation program.

5	Visteon Corporation	2022 Proxy Statement

Item One
Election of Directors The first proposal on the agenda for the Annual Meeting will be electing nine directors to hold office until the next Annual Meeting of Stockholders to be held in 2023.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
The Company’s Bylaws provide that in any uncontested election (an election in which the number of nominees for director is not greater than the number to be elected), each director shall be elected if the number of votes cast “for” the nominee’s election exceed the number of votes cast “against” that nominee’s election. The Bylaws also provide that any nominee who does not receive more votes cast “for” the nominee’s election than the number of votes cast “against” that nominee in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board, which resignation shall be promptly considered through a process managed by the Corporate Sustainability and Governance Committee, to determine if a compelling reason exists for concluding that it is in the best interests of the Company for such incumbent to remain a director based on certain factors. The Corporate Sustainability and Governance Committee shall provide its recommendation to the Board with respect to any tendered resignation within 14 days of the certification of the election voting results and such recommendation shall be acted on by the Board within 30 days of the certification of the voting results. If a resignation offer is not accepted by the Board, it will publicly disclose its decision, including a summary of reasons for not accepting the offer of resignation. In a contested election (an election in which the number of nominees for director is greater than the number to be elected), the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

James J. Barrese
Naomi M. Bergman
Jeffrey D. Jones
Bunsei Kure
Sachin S. Lawande
Joanne M. Maguire
Robert J. Manzo
Francis M. Scricco
David L. Treadwell
The Board of Directors
recommends that you vote
"FOR" each nominee.

6	Visteon Corporation	2022 Proxy Statement

Item One	Table of Contents
Director Nomination Process
The Corporate Sustainability and Governance Committee assesses all director candidates, whether submitted by management, a stockholder or otherwise, and recommends nominees for election to the Board. In April 2022, the Corporate Sustainability and Governance Committee determined that all incumbent directors wishing to stand for election this year should be re-nominated to stand for election at this Annual Meeting. The key considerations for Board candidates in this process included: specific skills and intellectual capital aligned with the Company’s future strategic and operating plans, strong commitment to increasing stockholder value, core business competencies, including a record of success, financial literacy, a high degree of ethics and integrity, interpersonal skills, enthusiasm, independence and prior board experience. The Board considers diversity to be an important factor in the selection and nomination of director candidates. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the nomination process. As part of the nominee selection process, the Corporate Sustainability and Governance Committee reviewed the diversity of the Board, including the information set forth below provided by all director nominees. Based upon the review of the Corporate Sustainability and Governance Committee, it believes that the overall mix of the backgrounds of the nominees for election at the Annual Meeting provides for a diverse and highly qualified Board.

Board Diversity Matrix as of April 1, 2022
Board Size:
Total Number of Directors	9
Gender:	Male	Female	Non-binary	Gender Undisclosed
Number of Directors Based on Gender Identity	7	2	—	—
Number of Directors who Identify in any of the categories below:
African American or Black	—	—	—	—
Alaska Native or American Indian	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	2	—	—
Two or More Races or Ethnicities	—		—	—
LGBTQ+	1
Undisclosed	—

The Board concurred with the recommendations of the Corporate Sustainability and Governance Committee. The specific experiences, qualifications and skills that were considered in their initial selection, and considered by the Board in their nomination, are included in the matrix below and after each of the individual biographies. All the nominees except Bunsei Kure are current directors who were elected by our shareholders at the last annual meeting of stockholders.

7	Visteon Corporation	2022 Proxy Statement

Item One	Table of Contents
Summary of Qualifications of Director Nominees
The following table highlights the specific skills, experience, qualifications and attributes that each of the director nominees brings to the Board. A particular director may possess other skills, experience, qualifications or attributes even though they are not indicated below.

	Barrese	Bergman	Jones	Kure	Lawande	Maguire	Manzo	Scricco	Treadwell
Skills & Experience
Senior Leadership Experience	•	•	•	•	•	•	•	•	•
Automotive Industry Experience			•	•	•		•		•
International Business Experience	•		•	•	•		•	•	•
Financial Literacy	•	•		•	•	•	•	•	•
Technology/Systems Expertise	•	•			•	•
Marketing/Sales Experience		•		•	•			•	•
Governance, Sustainability & Compliance Experience	•	•	•	•	•	•	•	•	•
Academic/Research Experience	•					•
Military Service	•
Government/Public Policy Expertise			•			•

Nominees for Directors

James J. Barrese	Director Since: 2017	Age: 53
Mr. Barrese is the Senior Vice President, Technology and Engineering of Chime Inc., a mobile banking services company, a position he has held since July 2021. Prior to that he served as the Chief Technology Officer and Senior Vice President, Payment Services Business of Paypal, Inc., a digital and mobile payments company, a position he held from February 2015 to June 2016. Prior to that he was Paypal’s Chief Technology Officer from February 2012 to January 2015 and Vice President of Global Product Development from August 2011 to January 2012. Mr. Barrese spent nearly 10 years in executive technology roles at eBay, Inc., he served as Vice President of engineering at Charitableway.com, Inc., was a manager at Andersen Consulting, Inc. and a programmer in the Materials Science Department at Stanford University. He is also a veteran of the U.S. military. Mr. Barrese is the owner of the consulting company Altos Group. During the past five years, he also served on the boards of Idemia, Marin Software and Merrill Corporation.

Mr. Barrese has a deep knowledge of digital transformation, technology strategy, architecture, analytics and cloud computing.

8	Visteon Corporation	2022 Proxy Statement

Item One	Table of Contents

Naomi M. Bergman	Director Since: 2016	Age: 58
Ms. Bergman is a senior executive of Advance, a private, family-held multimedia company, a position she has held since May 2016. Prior to that, she served as President of Bright House Networks, LLC, a cable service provider, from 2007 to 2016. Ms. Bergman currently serves on the board of Comcast Corporation and privately-held companies 1010data, Inc., Black & Veatch Holding Company, and HawkEye 360 Inc. Ms. Bergman also serves on the Federal Communications Commission Technical Advisory Committee, the Board of Trustees for the University of Rochester, and she is a board member of non-profit organizations Bridging Voice, The Cable Center, Adaptive Spirit and One Revolution.

Ms. Bergman brings to the Board her experience and expertise in technology and operations from her experiences in the cable and telecommunications industry.

Jeffrey D. Jones	Director Since: 2010	Age: 69
Mr. Jones is an attorney with Kim & Chang, a South Korea-based law firm, a position he has held since 1980. Mr. Jones serves as Chairman of the Board of Partners for Future Foundation and Ronald McDonald House Charities of Korea, both Korean non-profit foundations.
Mr. Jones has over thirty years of international legal experience, with particular focus on Asia. He has served on the boards of multinational companies and has been active in civic and charitable activities. He has served as chairman of the American Chamber of Commerce in Korea, as an advisor to several organizations and government agencies in Korea, and as a recognized member of the Korean Regulatory Reform Commission.

Bunsei Kure	Director Since: 2022	Age: 65
Mr. Kure is the former Chief Executive Officer of Renesas Electronics, a leading supplier of semiconductor solutions to the global automotive industry, a position he held from June 2016 until his retirement in June 2019. Prior to that he served as Executive Vice President and then as Chief Operating Officer of Nidec, the world’s largest electric motor company, from June 2013 to September 2015 and as the Chief Executive Officer of Calsonic Kansei, a large tier-1 supplier that is now part of Marelli, from June 2008 to March 2013. Mr. Kure also serves on the board of Nippon Avionics Co., Ltd. and privately-held OM Digital Solutions Corporation.

Mr. Kure brings extensive experience in the global automotive and semiconductor industries, and knowledge of the Japanese automotive industry, including deep networks within Japanese OEMs and suppliers.

9	Visteon Corporation	2022 Proxy Statement

Item One	Table of Contents

Sachin S. Lawande	Director Since: 2015	Age: 54
Mr. Lawande has been Visteon's Chief Executive Officer, President and a Director of the Company since June 2015. Before joining Visteon, Mr. Lawande served as Executive Vice President and President, Infotainment Division of Harman International Industries, Inc., an automotive supplier, from July 2013 to June 2015. From July 2011 to June 2013, he served as Executive Vice President and President of Harman’s Lifestyle Division, and from July 2010 to June 2011 as Executive Vice President and Co-President, Automotive Division. Prior to that he served as Harman’s Executive Vice President and Chief Technology Officer since February 2009. Mr. Lawande joined Harman International in 2006, following senior roles at QNX Software Systems and 3Com Corporation. He also serves on the board of directors of Cognex Corporation, and within the last five years served on the board of directors of DXC Technology Company.
Mr. Lawande has extensive experience in the automotive industry, including leadership roles with a global automotive components supplier. He also has deep experience with the technology sector.

Joanne M. Maguire	Director Since: 2015	Age: 67
Ms. Maguire served as an Executive Vice President of Lockheed Martin Corporation and President of its Space Systems Company, a provider of advanced-technology systems for national security, civil and commercial customers, from July 2006 until she retired in May 2013. Ms. Maguire joined Lockheed Martin in 2003, following 28 years of employment at TRW’s Space & Electronics sector (now part of Nothrop Grumman). Throughout her career, she has held senior leadership roles in program management, engineering, advanced technology, manufacturing, and business development. Ms. Maguire also serves on the board of directors of CommScope Holdings Company, Inc. and Tetra Tech, Inc. as well as Charles Stark Draper Laboratory, Inc., a non-profit research and development organization.

Ms. Maguire has extensive experience in the technology sector, including senior leadership positions with a publicly traded company, executive responsibility for operations and profitability, and board service on multiple high tech corporations

Robert J. Manzo	Director Since: 2012	Age: 64
Mr. Manzo is the founder and managing member of RJM, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of Bristow Group Inc., and within the last five years served on the board of directors of ADVANZ PHARMA Corp.

Mr. Manzo has extensive experience advising companies and management in the automotive and other industries, and possesses financial and accounting expertise.

10	Visteon Corporation	2022 Proxy Statement

Item One	Table of Contents

Francis M. Scricco	Director Since: 2012	Age: 72
Mr. Scricco is the former Senior Vice President, Manufacturing, Logistics and Procurement of Avaya, Inc., a global business communications provider, a position he held from February 2007 until his retirement in October 2008. Prior to that he was Avaya’s Senior Vice President, Global Services since March 2004. Prior to joining Avaya, Inc., Mr. Scricco was employed by Arrow Electronics as its Chief Operating Officer from 1997 to 2000, and as its President and Chief Executive Officer from 2000 to 2002. His first operating role was as a general manager for General Electric. Mr. Scricco began his career with the Boston Consulting Group in 1973. Mr. Scricco currently also serves on the board of Masonite International Corporation as well as Transportation Insight, LLC, a privately held company. Within the last five years, he also served on the board of directors of Tembec, Inc.

Mr. Scricco has extensive global business leadership experience, including public company board service. Mr. Scricco has spent more than twenty-five years as a senior P&L manager in six different industries. His P&L experience ranges from CEO of a venture capital technology start-up to CEO of a $13 billion publicly traded Fortune 200 company.

David L. Treadwell	Director Since: 2012	Age: 67
Mr. Treadwell currently serves on the board of Flagstar Bank and U.S. Well Services, Inc. which are both publicly traded on U.S. stock exchanges as well as Chairman of AGY, LLC, a privately-held producer of high tech glass fiber for a variety of global applications. Mr. Treadwell served as the President and CEO of EP Management Corporation, formerly known as EaglePicher Corporation, from August 2006 to September 2011; and as their chief operating officer from June 2005 to July 2006. Prior to that, he served as Oxford Automotive’s CEO from 2004 to 2005. During the past five years, Mr. Treadwell has also served on the board of directors of FairPoint Communications Inc., Revere Industries, Sungard Availability Services Capital, Inc., Tweddle LLC and WinCup LLC.
Mr. Treadwell has extensive experience advising and leading companies in the automotive and other industries.

The Board of Directors recommends that you vote "FOR" the election of James J. Barrese, Naomi M. Bergman, Jeffrey D. Jones, Bunsei Kure, Sachin S. Lawande, Joanne M. Maguire, Robert J. Manzo, Francis M. Scricco, and David L. Treadwell as directors.

11	Visteon Corporation	2022 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to define the role of the Board, its structure and composition, as well as set forth principles regarding director commitment expectations and compensation. The guidelines also limit the number of other boards a director may serve on and the maximum age of directors.
Board Leadership Structure
After considering evolving governance practices and its current profile, since September 2012, the Board has separated the positions of Chairman and Chief Executive Officer by appointing a non-executive Chairman. The non-executive Chairman serves in a lead capacity to coordinate the activities of the other outside directors and to perform the duties and responsibilities as the Board of Directors may determine from time to time. Currently, these responsibilities include:
•To preside at all meetings of stockholders;
•To convene and preside at all meetings of the Board, including executive sessions of the independent directors;
•Develop, with the assistance of the Chief Executive Officer (the “CEO”), the agenda for all Board meetings;
•Collaborate with the CEO, committee Chairs, and other directors to establish meeting schedules, agendas, and materials in order to ensure that all directors can perform their duties responsibly and that there is sufficient time for discussion of all agenda items;
•Advise the CEO on the quantity, quality, and timeliness of information delivered by management to the Board and provide input so that directors can effectively and responsibly perform their duties;
•Counsel the CEO on issues of interest or concern to directors and encourage all directors to engage the CEO with their interests and concerns;
•Serve as a liaison on Board-related issues between directors and the CEO and management although directors maintain the right to communicate directly with the CEO or any member of management on any matter;
•Assist the Board and the Company’s officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines;
•Work in conjunction with the Corporate Sustainability and Governance Committee to recommend revisions, as appropriate, to the Corporate Governance Guidelines;

Governance Highlights
The Company believes good governance is a critical element to achieving shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its stockholders, employees and stakeholders.

Annual election of all directors
89% of Board is independent
Board Chair and Chief Executive Officer roles separated
Proxy access right granted to shareholders
Executive sessions of independent directors held at each regularly scheduled Board meeting
Share ownership guidelines for directors and executives
Majority voting for directors
Independent Board Chair
All Board Committees composed entirely of independent directors
Annual Board and committee evaluations
Commitment to corporate social responsibility
Board considers diversity when evaluating prospective directors

12	Visteon Corporation	2022 Proxy Statement

Corporate Governance	Table of Contents
•Make recommendations to the Board concerning the retention of counsel and consultants who report directly to the Board on board matters (as opposed to committee counsel or consultants);
•Work with the Chair of each committee during the annual review of committee charters and work with the Chair of the Corporate Sustainability and Governance Committee with respect to committee assignments and the recruitment and selection of new Board members;
•Represent the Board in stockholder engagement meetings and similar activities with other stakeholders, serve as a focal point for stockholder communications addressed to directors, and advise the CEO of the timing and substance of such communications; in each case as approved by the Board;
•Convene special meetings of the Company’s stockholders consistent with the terms of the Company’s Bylaws from time to time in effect; and
•Help set the tone for the highest standards of ethics and integrity.
The Board believes that a non-executive Chairman can help provide effective, independent Board leadership.
Board Risk Oversight
The Board believes that its primary responsibility is to oversee the business and affairs of the Company for the protection and enhancement of stockholder value, which includes assessing major risks facing the Company and options for mitigating these risks. The Board has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s return-to-work procedures, business strategy, business continuity, and the impact on the Company’s financial planning. The committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.
•The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, enterprise cybersecurity, and the Company’s financial reporting and internal control systems.
•The Corporate Sustainability and Governance Committee oversees risks associated with corporate governance and sustainability policies and practices, including Board structure, director succession planning and climate change.
•The Organization and Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.
•The Technology Committee oversees risks associated with new product development and technology strategies including product-related cybersecurity.
The Board receives regular updates from the committees about their activities in this regard. The Company’s enterprise risk management approach utilizes an annual risk assessment consisting of Board member and management level employee interviews and surveys which identify changes to the Company’s risk exposure and overall risk environment as it relates to cybersecurity, financial, compliance, operational and strategic risk areas including business continuity and climate change. The results of management’s review are reported to the Board by the Chief Executive Officer, Chief Financial Officer and/or General Counsel.
Director Independence
The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board, and each member of the Audit, Organization and Compensation, Corporate Sustainability and Governance, and Technology Committees, must meet the independence criteria of applicable law and stock exchange listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board of Directors has adopted the Visteon Director Independence Guidelines, which are attached to this proxy statement as Appendix A. The Visteon Director Independence Guidelines contain categorical standards of independence which conform to, or are more exacting than applicable law and stock exchange listing standards. In addition to applying its guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.

13	Visteon Corporation	2022 Proxy Statement

Corporate Governance	Table of Contents
The Board undertook its annual review of director independence in April 2022, and, based on the listing standards of the Nasdaq Stock Market and the Visteon Director Independence Guidelines, the Board has affirmatively determined that all of the non-employee directors, namely Ms. Bergman, Ms. Maguire and Messrs. Barrese, Jones, Kure, Manzo, Scricco, and Treadwell, are independent. None of these non-employee directors currently has any relationship with the Company (other than as a director or stockholder). Mr. Lawande is not independent due to his employment as a senior executive of the Company.
Meetings and Executive Sessions
During 2021, the Board of Directors held nine (9) regularly scheduled and special meetings and took action by written consent two (2) times in lieu of a meeting. Under the Company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the Company’s Annual Meeting of Stockholders. No director attended less than 75% of the aggregate number of meetings of the Board and Board committees on which he or she served during 2021. All current directors who were also on the Board at the time of such meeting attended the last Annual Meeting of stockholders in 2021.
Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting. The presiding director at these meetings is the non-executive Chairman or if there be none, the most tenured independent director in attendance.
Board Committees
The Board has established four standing committees. The principal functions of each committee are briefly described on the following pages. Additional special committees under the direction of the Board may be established when necessary to address specific issues.

Audit Committee

Members: Robert J. Manzo (Chair) Naomi M. Bergman David L. Treadwell Meetings in 2021: 6
The duties of the Audit Committee are generally:
•To select and evaluate the independent registered public accounting firm;
•To approve all audit and non-audit engagement fees and terms;
•To review the activities and the reports of the Company’s independent registered public accounting firm including the critical audit matters described in their annual report;
•To review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;
•To review and monitor cybersecurity, information security and risk mitigation programs;
•To review and monitor compliance procedures; and
•To report the results of its review to the Board.
The charter of the Audit Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/. The Audit Committee Report can be found beginning on page 49.

14	Visteon Corporation	2022 Proxy Statement

Corporate Governance	Table of Contents
All the members of the Audit Committee are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. The Board has determined that each of the current members of the Audit Committee has “accounting and related financial management expertise” within the meaning of the listing standards of the Nasdaq Stock Market, understands non-GAAP financial measures, and that Messrs. Manzo and Treadwell are each qualified as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Corporate Sustainability and Governance Committee

Members: Robert J. Manzo (Chair) James J. Barrese Bunsei Kure Jeffrey D. Jones Meetings in 2021: 5
The duties of the Corporate Sustainability and Governance Committee are generally:
•To develop corporate governance principles and monitor compliance therewith;
•To review the performance of the Board as a whole;
•To review and recommend to the Board compensation for outside directors;
•To develop criteria for Board membership;
•To identify, review and recommend director candidates;
•To review and monitor environmental, safety and health matters; and
•To oversee the Company’s sustainability reporting.
The charter of the Corporate Sustainability and Governance Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.

All the members of the Corporate Sustainability and Governance Committee are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. The Corporate Sustainability and Governance Committee has the authority to retain consultants to assist the Committee in fulfilling its duties with director recruitment and compensation matters. During 2021, the Corporate Sustainability and Governance Committee retained the firm of Korn Ferry to provide potential director candidates for review by the Committee which included Bunsei Kure who was appointed to the Board on February 1, 2022.

Organization and Compensation Committee

Members: David L. Treadwell (Chair) Jeffrey D. Jones Bunsei Kure Joanne M. Maguire Meetings in 2021: 7
The duties of the Organization and Compensation Committee are generally:
•To review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;
•To review and approve executive compensation and incentive plans;
•To approve the payment of cash performance bonuses and the granting of stock-based awards to the Company’s employees, including officers; and
•To review and recommend management development and succession planning.
The charter of the Organization and Compensation Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.

15	Visteon Corporation	2022 Proxy Statement

Corporate Governance	Table of Contents
All members of the Organization and Compensation Committee are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. The Committee has the authority to retain, approve the fees and other terms of, and terminate any compensation consultant, outside counsel or other advisors to assist the committee in fulfilling its duties. During 2021, the Committee retained the firm of Frederic W. Cook & Co., Inc., an executive compensation consulting firm, to advise the Committee on competitive market practices and trends as well as on specific executive and director compensation matters as requested by the Committee or the Board. The Company maintains no other significant direct or indirect business relationships with this firm, and no conflict of interest with respect to such firm was identified.

Technology Committee

Members: Joanne M. Maguire (Chair) James J. Barrese Naomi M. Bergman Meetings in 2021: 3
The duties of the Technology Committee generally are:
•To review and comment on new product technology strategies as developed by the Company;
•To review and make recommendations to the Board regarding the technology budget, assess major investments in new technology platforms, partnerships and alliances; and
•To monitor and evaluate existing and future trends in technology that may affect the Company’s strategic plans, including overall trends in the automotive industry.
The charter of the Technology Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.

All of the member of the Technology Committee are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines.
Code of Ethics
The Company has adopted a code of ethics, as is defined in Item 406 of Regulation S-K that applies to all directors, officers and employees of the Company and its subsidiaries, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The code, entitled “Ethics and Integrity Policy,” is available on the Company’s website at https://www.visteon.com/company/policies-compliance/.
Communications with the Board of Directors
Stockholders and other persons interested in communicating directly with the Chairman of the Board, a committee chairperson or with the non-management directors as a group may do so as described on the Company’s website at https://investors.visteon.com/investor-contact, or by writing to the chairperson or non-management directors of Visteon Corporation c/o of the Corporate Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.
The Corporate Sustainability and Governance Committee also welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the committee by submitting their suggestions in writing to the Company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the Company’s Bylaws contain a procedure for the direct nomination of director candidates by stockholders (see page 56), and any such nomination will also be automatically submitted to the Corporate Sustainability and Governance Committee for consideration.

16	Visteon Corporation	2022 Proxy Statement

Director
Compensation
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2021. Directors who are employees of the Company receive no additional compensation for serving on the board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

James J. Barrese	95,000	125,000	—	220,000
Naomi M. Bergman	105,000	125,000	—	230,000
Jeffrey D. Jones	95,000	125,000	—	220,000
Bunsei Kure(3)	—	—	—	—
Joanne M. Maguire	106,250	125,000	—	231,250
Robert J. Manzo	140,000	125,000	—	265,000
Francis M. Scricco	170,000	125,000	—	295,000
David L. Treadwell	120,000	125,000	—	245,000
(1)Ms. Bergman deferred all 2021 cash compensation and stock awards into her deferred unit account under the 2020 Incentive Plan as further described below.
(2)As of December 31, 2021 and pursuant to the Visteon Corporation 2020 Incentive Plan (described further below), Mr. Barrese owned 7,033 stock units, Ms. Bergman owned 7,480 stock units, Ms. Maguire and Mr. Treadwell each owned 9,498 stock units, Messrs. Jones and Manzo each owned 10,979, and Mr. Scricco owned 23,112 stock units.
(3)Mr. Kure joined the Board on February 1, 2022.

All non-employee directors currently receive an annual cash retainer of $95,000. Committee chairs, except for the Chair of the Audit Committee, received an additional annual cash retainer of $15,000, the Chair of the Audit Committee receives an additional annual cash retainer of $20,000, and beginning June 2021, the non-executive Chair of the Board receives an additional annual cash retainer of $150,000 (previously paid in restricted stock units). Audit Committee members receive an additional annual cash retainer of $10,000. All retainers are paid in quarterly installments. In addition, the Company reimburses its directors for expenses, including travel and entertainment, they incur in connection with attending board and committee meetings as well as other company-requested activities.
Non-employee directors may elect to defer up to 100% of their total retainer and any cash payments under the 2020 Incentive Plan into a unit account. The amounts deferred into the unit account are allocated based on the closing price of the Company’s common stock on the date of the deferral, and the value of this account is directly related to the performance of the Company’s common stock. All amounts deferred are distributed following termination of board service on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control.
In June 2021, pursuant to the terms of the 2020 Incentive Plan, each of the non-employee directors received a restricted stock unit award valued at $125,000. These amounts are allocated to the unit accounts based on the closing price of the Company’s common stock on the date of award, and vest approximately one year following the date of the award at which time they will be distributed to each participant in shares of Visteon common stock unless the Director had a prior election in place to defer receipt of the shares. Restricted stock unit awards granted prior to 2021 will not be distributed until after termination of board service, on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control.
Stock ownership guidelines have been adopted by the Board which are intended to align the interests of the Board and senior management with the shareholders. Currently, the value of the Corporation’s stock which should be held by each Director is equal to five times the annual board cash retainer excluding additional compensation for Board committee service withing five years of joining the Board. As of December 31, 2021, all Directors were in compliance with the guidelines.

17	Visteon Corporation	2022 Proxy Statement

Security Ownership of
Certain Beneficial Owners
and Management

The following table contains information regarding the stock ownership of the Company’s directors and executive officers and the beneficial owners of more than five percent of the Company’s voting securities. Ownership of the Company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them, and more than one person may be considered to beneficially own the same shares. In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the Company’s common stock outstanding on April 18, 2022 (28,111,246 shares).
Directors and Executive Officers
The following table contains stockholding information for the Company’s directors and executive officers, as well as stock units credited to their accounts under various compensation and benefit plans as of April 18, 2022. No shares have been pledged as collateral for loans or other obligations by any director or executive officer listed below.

	Common Stock Beneficially Owned		Stock Units(2)(3)
Name	Number(1)	Percent of Outstanding

Sachin S. Lawande	420,566	1.5%	45,004
James J. Barrese	—	*	7,033
Naomi M. Bergman	1,000	*	14,181
Jeffery D. Jones	—	*	10,979
Bunsei Kure	—	*	510
Joanne M. Maguire	—	*	9,498
Robert J. Manzo	8,000	*	10,979
Francis M. Scricco	4,350	*	23,112
David L. Treadwell	4,000	*	9,498
Jerome J. Rouquet	16,043	*	8,508
Brett D. Pynnonen	16,644	*	4,097
Kristin E. Trecker	12,860	*	3,232
Robert R. Vallance	28,195	*	4,131
All executive officers and directors as a group (15 persons)	516,395	1.8%	154,072
*Less than 1%.
(1)Includes shares of common stock which the following executive officers had a right to acquire ownership of pursuant to stock options or stock appreciation rights granted by the Company and exercisable on or within 60 days after April 18, 2022: Mr. Lawande (236,982 shares), Mr. Rouquet ( 9,350 shares), Mr. Pynnonen (6,533 shares), Ms. Trecker (8,308 shares) and Mr. Vallance (11,372 shares).

18	Visteon Corporation	2022 Proxy Statement

Security Ownership	Table of Contents
(2)For non-employee directors, the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Unit Plan and the Visteon Corporation 2020 Incentive Plan, and are payable upon vesting and/or following termination of Board service in shares of common stock or cash at the election of the Company, or in cash upon a change in control.
(3)Includes restricted stock units granted to executive officers under the Visteon Corporation 2020 Incentive Plan, which are payable upon vesting in shares of common stock or cash at the election of the Company.

Other Beneficial Owners
The following table sets forth information concerning the beneficial owners of more than 5% of any class of the Company’s voting securities as of April 1, 2022. The table is based upon reports on Schedules 13G and 13D and Forms 4 filed with the SEC or other information the Company believes to be reliable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	Blackrock, Inc. 55 East 52nd Street New York, New York 10055	3,033,103 total aggregate shares (2,998,681 shares held with sole voting power and 3,033,103 shares held with sole dispositive power)	10.8%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,642,342 total aggregate shares (52,878 shares held with shared voting power; 2,564,745 shares held with sole dispositive power, and 77,597 shares held with shared dispositive power)	9.4%
Common Stock	Janus Henderson Group plc 201 Bishopgate United Kingdom EC2M 3AE	2,605,301 total aggregate shares (2,605,301 shares held with share voting and dispositive power)	9.3%
Common Stock	Invesco Ltd. 1555 Peachtreet Street NE, Ste. 1800 Atlanta, Georgia 30309	2,038,790 total aggregate shares (1,992,840 shares held with sole voting power and 2,038,790 shares held with sole dispositive power)	7.3%
Common Stock	Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	2,642,342 total aggregate shares (1,360,083 shares with shared voting power and 1,601,460 shares held with shared dispositive power)	5.7%

19	Visteon Corporation	2022 Proxy Statement

Transactions with
Related Persons
Our Ethics and Integrity Policy instructs all of our employees, including the Named Executive Officers, to avoid conflicts between personal interests and the interests of Visteon, as well as any action that has the potential for adversely impacting the Company or interfering with the employee’s objectivity. The policy also requires any employee having a financial interest in, or a consulting, managerial or employment relationship with, a competitor, customer, supplier or other entity doing business with Visteon to disclose the situation to their manager or to the legal or human resources departments of the Company. The Company’s compliance group implements the Ethics and Integrity Policy and related policies and annually requires all management employees, including the Named Executive Officers, to complete a questionnaire disclosing potential conflicts of interest transactions. The Chief Legal Officer reviews all submissions, determines if approval is appropriate, and reports the findings to the Audit Committee annually. The Chief Legal Officer will generally not approve or ratify a related party transaction unless it has been determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. The Audit Committee is responsible for overseeing our ethics and compliance program, including compliance with the Ethics and Integrity Policy, and all members of the Board are responsible for complying with such policy. In addition, the Corporate Sustainability and Governance Committee reviews the professional occupations and associations of board nominees, and annually reviews transactions between Visteon and other companies with which our Board members and executive officers are affiliated to the extent reported in response to our directors and officers questionnaire. The Ethics and Integrity Policy is in writing. See page 57 of this proxy statement under “Miscellaneous” for instructions on how to obtain a copy.

20	Visteon Corporation	2022 Proxy Statement

Executive
Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents compensation information for the following executive officers named in the Summary Compensation Table beginning on page 36 (the “Named Executive Officers” or “NEOs”):
•Sachin S. Lawande, Director, President and Chief Executive Officer (CEO);
•Jerome J. Rouquet, Senior Vice President and Chief Financial Officer (CFO);
•Brett D. Pynnonen, Senior Vice President and Chief Legal Officer;
•Robert R. Vallance, Senior Vice President, Customer Business Groups; and
•Kristin E. Trecker, Senior Vice President and Chief Human Resources Officer.
Visteon's Board of Directors believes leadership is the key to the Company's success, now and in the future.

Visteon's Leadership Principles

Lead from the front
•Empowering their teams to create exceptional customer value
•Being on the field and off the sidelines
•Solving problems holistically
•Demonstrating that the best decisions are those made by critically thinking problems all the way through
•Doing what they say, and saying what they do

Build strong teams
•Ensuring that every employee plays to their strengths and full potential
•Giving employees a voice through opportunities for debate and ideation
•Collaborating across boundaries to reduce unproductive friction and build bridges
•Taking seriously their role in attracting and growing key talent

Inspire change
•Having a compelling vision backed up by plausible strategies and plans
•Pursuing disruptive innovation and bringing others along with them
•Communicating with authenticity and factual insights
•Generating optimism about what’s possible
•Being humble, real and open to feedback

Lead the market
•Knowing the industry (its products, competitors, and trends) inside and out
•Translating market and customer trends into business opportunities
•Demonstrating the courage to ask tough and provoking questions that could change the game
•Embracing a growth mindset to continuously anticipate and adapt to what’s next

21	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Executive Summary
Visteon is a global automotive technology company serving the mobility industry, dedicated to creating more enjoyable, connected, and safe driving experiences. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric, and autonomous evolution of our global automotive customers, including Ford, BMW, Mazda, Volkswagen, Renault, Nissan, Daimler, General Motors, Stellantis, and Jaguar/Land Rover. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems ("ADAS"), and battery management systems. The automotive mobility market is expected to grow faster than underlying vehicle production volumes as the vehicle shifts from analog to digital and towards device and cloud connected, electric vehicles, and vehicles with more advanced safety features.
Visteon is headquartered in Van Buren Township, Michigan, and has an international network of manufacturing operations, technical centers, and joint venture operations dedicated to the design, development, manufacture, and support of its product offerings and its global customers. The Company's manufacturing and engineering footprint is principally located in China, India, Japan, Portugal, Slovakia, and Mexico.
The Company has laid out the following strategic priorities:

TECHNOLOGY INNOVATION	LONG-TERM GROWTH	ENHANCE SHAREHOLDER RETURNS WHILE MAINTAINING A STRONG BALANCE SHEET

The Company is an established global leader in cockpit electronics and is positioned to provide solutions as the industry transitions to the next generation automotive cockpit experience. The cockpit is becoming fully digital, connected, automated, learning, and voice enabled. Visteon's broad portfolio of cockpit electronics technology, the industry's first wireless battery management system, and the development of the DriveCore™ advanced safety platform positions Visteon to support these macro trends in the automotive industry.

The Company has continued to win business at a rate that exceeds current sales levels by demonstrating product quality, technical and development capability, new product innovation, reliability, timeliness, product design, manufacturing capability, and flexibility, as well as overall customer service.
The Company has returned approximately $3.3 billion to shareholders since 2015. In addition, the Company has continued to maintain a strong balance sheet to withstand near-term industry volatility while providing a foundation for future growth and shareholder returns.
The automotive industry was negatively impacted in 2021 by the semiconductor shortage and continued global coronavirus pandemic. Throughout 2020, demand for semiconductors changed significantly as a result of the pandemic. Automotive demand dropped sharply in the first half of 2020 due to COVID-related shutdowns. At the same time, demand for consumer electronics increased due to work from home and the proliferation of connected devices. In the second half of 2020, automotive production recovered faster than expected resulting in demand for 200-millimeter wafers exceeding supply and setting the stage for a tight supply environment in 2021.
Visteon continued to focus on execution throughout 2021, building a foundation of sustainable growth, margin expansion, and cash flow generation. To address the near-term challenges created from the worldwide semiconductor and supply chain shortages, Visteon implemented a series of proactive initiatives aimed at increasing product availability for our customers while minimizing the impact of incremental costs to the business.
Early in 2021, Visteon set up a cross-functional task force which implemented several actions including the purchase of semiconductors through brokers and distributors, expedited logistics, and engineering redesigns while leading calls with customers and suppliers to minimize manufacturing downtime. In addition, Visteon worked with our customers to pass along the elevated costs caused by semiconductor shortages.

22	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Visteon also continued to enhance its technology portfolio, developing a proprietary app store which debuted at CES in January 2022. The AllGo branded App Store offers native applications as well as the ability to download popular mobility apps. This solution provides the opportunity for developers to create new and OEM-proprietary applications.
Highlights of key actions and 2021 financial and strategic achievements include:
•Sales of $2,773 million, Adjusted EBITDA(1) of $228 million, and Adjusted Free Cash Flow(1) of $22 million;
•$5.1 billion in new business wins, including our newly introduced MicroZoneTM display product and our third electrification customer;
•A strong balance sheet with Cash of $455 million, Debt of $353 million and -0.4x Net Debt/Adjusted EBITDA;
•Delivering 9% Sales growth-over-market relative to our customers' production, excluding currency;
•43 new products launched, including the industry's first wireless battery management system; and
•Debut of the AllGo branded App Store at CES in January 2022.
(1)This CD&A contains references to the Company’s adjusted EBITDA and adjusted free cash flow, which have not been calculated in accordance with generally accepted accounting principles (“GAAP”) and are also referred to as non-GAAP supplemental financial measures. See Appendix B to this Proxy Statement for reconciliations of the Company’s adjusted free cash flow with the Company’s cash provided by operating activities (the most directly comparable GAAP financial measure) and the Company’s adjusted EBITDA to net income (loss) (the most directly comparable GAAP financial measure), as well as other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
Pay for Performance Focus
The vast majority of the target compensation opportunity is performance-based with the amounts realized, if any, based on our financial results or stock price performance. In 2021, a significant majority (88% of the CEO’s target compensation and 69% of the average target compensation of our other NEOs) was provided through performance-based annual and long-term incentive award opportunities.

OUR 2021 PERFORMANCE RESULTS ARE REFLECTED IN 2021 TOTAL DIRECT COMPENSATION
The 2021 compensation for our NEOs is commensurate with the Company’s 2021 performance and the goals established under our executive compensation program. The mix of award types and incentive plan performance measures were selected to align with our business strategy, talent needs and market practices. Actual pay to be realized by the executive officers was based primarily on the Company’s financial and stock price performance results. A majority of pay was based on at-risk elements, given our focus on performance-based pay elements (annual and long-term incentives).
The chart below shows the cash versus equity components of target compensation for 2019-2021 which was awarded to our CEO as compared to compensation received or projected to be received as of December 31, 2021 using the Company's stock price as

23	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
of that date. The Company’s total shareholder return (“TSR”) for the same period was +84%. Short-term incentives were funded at target for 2020 and 2021 and significantly below target for 2019.

The relationship between target and realizable compensation is attributable to several factors:
•Annual Incentive actual payouts relative to target levels;
•The difference between the grant-based value of Performance Stock Unit ("PSU") awards and the relative performance as of December 31, 2021;
•The value of Restricted Stock Unit ("RSU") awards at the grant date as compared to the value as of December 31, 2021; and
•The value of options at the grant date as compared to value realized through and "in-the-money" value as of December 31, 2021.
These factors, which resulted in realizable compensation for the 2019-2021 period exceeding target compensation by approximately 12% while TSR increased 84%, reinforces the performance orientation of our program and the alignment of interests between our executives and our shareholders.

SHORT-TERM INCENTIVE COMPENSATION
As previously described, the automotive industry was severely negatively impacted in 2021 by the semiconductor shortage and continued global coronavirus pandemic. Given significant uncertainty caused by factors outside the control of Management (and which could not be reasonably forecasted at the beginning of 2021), the 2021 Annual Incentive (“AI”) program was designed to provide enhanced flexibility for the Committee to exercise its informed judgement to assess Management’s performance in light of the extremely challenging external environment. The Committee maintained the same basic AI structure and metrics as 2020; however, in January of 2021 the Committee agreed to consider adjustments to 2021 Adjusted EBITDA and Adjusted Free Cash flow attributable to the semiconductor shortage. Any adjustments to financial results for the 2021 AI were based upon a list of agreed-upon adjustment categories (further described in the “Annual Incentive Awards” section). At the conclusion of 2021, the Committee determined that absent the semiconductor shortage, the Adjusted EBITDA and Adjusted Free Cash Flow metrics would likely have paid out significantly in excess of target (and potentially would have achieved maximum). However, the Committee determined an adjustment to Adjusted EBITDA and Adjusted Free Cash Flow of approximately 50% of the Semiconductor shortage impact was appropriate. This resulted in a target payout for both the Adjusted EBITDA and Adjusted Free Cash Flow metrics.
Based on an assessment of the Company’s performance against its Management Business Objectives ("MBOs"), measuring progress against short- and long-term strategic objectives, the Committee approved a target payout of the MBOs.
The 2021 AI program paid at target based on performance against the financial and MBO metrics. As in prior years, the Committee also assesses individual performance of the NEOs and determined to pay one NEO (Mr. Vallance) above target based on his significant contributions in 2021.
LONG-TERM INCENTIVE COMPENSATION AWARDS
All NEOs received annual Long-Term Incentive (“LTI”) awards in March 2021 which included performance stock units (“PSUs”) and restricted stock units (“RSUs”).
PSUs granted to NEOs in 2019-2021 were based on a performance metric of relative total shareholder return over a three year period. The 2021 awards feature a single, three-year performance period, while the 2019 and 2020 awards have one, two and

24	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
three-year performance periods within each grant. The table below shows the PSUs granted over the last three years and their actual or estimated performance through December 31, 2021. The PSUs granted in 2019 were vested in the first quarter of 2022.

Year Granted	Applicable NEOs	Performance Period	Metric	Actual or Estimated Weighted Average Payout Percentage
2021	All NEOs	Jan 2021-Dec 2023	Relative TSR	Estimated: 0%
2020	All NEOs	Jan 2020-Dec 2022	Relative TSR	Estimated: 125%
2019	All NEOs	Jan 2019-Dec 2021	Relative TSR	Actual: 187%
2021 Say-on-Pay Advisory Vote Outcome
In 2021, our executive compensation program received favorable support of approximately 94% of votes cast by our shareholders, which is an improvement over the average of the prior three years of 90% (2018-2020). Management and the Committee reviewed this result and believe it to be a strong indication of support for the Company’s executive compensation program and alignment of the program with shareholder interests. We value shareholder feedback and throughout 2021 were actively engaged with our shareholders. During 2021, these discussions did not identify any issues related to our executive compensation program. However, to enhance alignment with market practices, the 2021 PSU performance measurement methodology was changed to measure relative TSR performance over a single, three-year performance period. As detailed throughout this Compensation Discussion & Analysis, we believe the officer compensation program is strongly aligned with shareholder value creation, and that it reflects solid corporate governance practices.

25	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Executive Compensation Program Design and Governance Practices
Our executive compensation program is designed to provide strong alignment between executive pay, shareholder interests, and company performance, and incorporates best practices. Here are some of the compensation practices we follow and those we avoid.

What We Do	The Organization and Compensation Committee of the Board of Directors approves all aspects of executive officer pay
Target pay levels to be, on average, within a competitive range of the median of comparable companies, considering an individual’s responsibilities, business impact, performance and other factors
Provide the majority of pay through performance-based annual and long-term programs
Balance short- and long-term incentives using multiple performance metrics, covering individual, financial and total shareholder return performance
Cap incentive awards that are based on performance goals
Have “double trigger” (qualifying termination of employment following a change in control) requirements for NEO severance payments and/or equity acceleration for all of the NEOs’ outstanding awards
Maintain guidelines for robust stock ownership by our NEOs to ensure ongoing and meaningful alignment with shareholders
Have a compensation recoupment (“clawback”) policy for executive officers covering performance-based compensation (both cash and equity) in the event of a financial restatement
Prohibit hedging transactions, purchasing the Company’s common stock on margin or pledging such shares
Review key elements of the officer pay program annually, as conducted by the Committee, which also considers our business and talent needs, and market trends

Use an independent compensation consultant to evaluate our executive compensation program relative to our peers, and outside legal counsel to draft our executive compensation plans and award agreements

What We Don't Do	Do not provide excise tax gross-ups
Do not have compensation practices that encourage unnecessary and excessive risk taking
Do not reprice options, reload, exchange or grant stock options or stock appreciation rights below market value without shareholder approval
Do not provide dividends or dividend equivalents on unearned PSUs unless and until the underlying PSU vests (and if such PSUs are forfeited, no dividend equivalents are paid out)
Do not provide car allowances, club memberships or similar perquisites

26	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Executive Compensation Program Administration
The Committee is primarily responsible for administering the Company’s executive compensation program. The Committee reviews and approves all elements of the executive compensation program that cover the NEOs. In fulfilling its responsibilities, the Committee is assisted by an independent compensation consultant and considers recommendations from Senior Management. The primary roles of each party are summarized below.

Party:	Primary Roles:
Organization and Compensation Committee (composed solely of independent directors)
•Oversee all aspects of the executive compensation program
•Approve officer compensation levels, incentive plan performance goals and award payouts
•Approve specific performance goals and objectives, as well as corresponding compensation for the CEO
•Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs and market trends

Senior Management (CEO, CFO and CHRO)
•Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
•Make recommendations regarding the pay levels of the officer team (excluding the CEO)
•Provide any other information requested by the Committee

Compensation Consultant (FW Cook)
•Advise the Committee on competitive market practices and trends
•Provide proxy pay data for our compensation peer group
•Present information and benchmarking regarding specific executive compensation matters, as requested by the Committee
•Review management proposals and provide recommendations regarding CEO pay
•Participate in Committee meetings as requested, including executive sessions of the Committee when management is not present, and communicate with the Committee Chair between meetings

Additional information about the role and processes of the Committee is presented above under “Corporate Governance — Organization & Compensation Committee.”
Executive Compensation Program Philosophy
The primary objectives of the Company’s executive compensation program are to recruit, engage, and retain highly qualified executives who can enable our long-term success and who will focus on maximizing shareholder value. As such, the Company’s executive compensation program is structured to:
•Drive the Company’s strategic plans and objectives;
•Create strong alignment of the interests of executives with the creation of shareholder value, particularly as measured by total shareholder return/stock price appreciation;
•Provide a market-competitive total compensation package customized to fit our business and talent needs; and
•Be cost-effective and straightforward to understand and communicate.
For each element of compensation and in total, the Company generally targets annualized compensation to be within a competitive range of market median, while also considering an individual’s experience, performance and business impact, as well as our organizational structure and cost implications. The target compensation mix is set based on position responsibilities, individual considerations and market competitive practices. The proportion of variable, or “at risk,” compensation, provided through incentive programs, increases as an employee’s level of responsibility increases commensurate with the position’s impact on the business.

27	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
The actual pay earned, if any, for annual and long-term incentives reflects Company and individual performance and will vary above or below the targeted level.
Market Compensation Practices
As one of the inputs in determining executive compensation each year, the Company reviews general industry survey and proxy compensation data regarding market practices. In 2021, Visteon reviewed NEO base salaries, target annual and long-term incentive award opportunities, as well as selected pay program design practices. In conducting this review, the Committee selected the 16 companies listed below whose aggregate profile was comparable to Visteon in terms of industry, size (based on revenue and market capitalization) and other operations-related metrics as comparators for purposes of determining the range of market medians with respect to compensation elements (the “Compensation Peer Group”). When compared to the peer group utilized for 2020, the 2021 peer group removed Delphi Technologies (due to acquisition) and added CDK Global. We believe the Compensation Peer Group represents a reasonable comparator group of direct automotive supplier, technology peers and other related companies with which we compete for executive talent.

American Axle & Manufacturing	Dana Inc.	LCI Industries	Rockwell Automation Inc.
Ametek Inc.	FLIR Systems Inc.	Meritor Inc.	Sensata Technologies Holding PLC
CDK Global, Inc.	Garmin Ltd.	Modine Manufacturing Co.	Spirit AeroSystems Holdings, Inc.
Cooper-Standard Holdings Inc.	Gentex Corporation	Nuance Communications Inc.	Trimble Inc.

Executive Compensation Program — Description of Primary Elements
Consistent with our emphasis on aligning pay and performance, the largest portion of the target compensation opportunity is provided through performance-based annual and long-term incentive programs. Each primary element of the executive compensation program is described below.

BASE SALARY	ANNUAL INCENTIVE	LONG-TERM INCENTIVE
Fixed cash compensation based on the market-competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness. Increases are not automatic or guaranteed.
Designed to reward results of the prior year. Annual cash incentives are based on: •Company financial metrics chosen to drive our growth strategy •Strategic company objectives •Individual performance
Forward-looking equity awards intended to motivate and reward potential to drive future growth and align the interests of employees and shareholders. Grants awarded in the form of Performance and Restricted Stock Units.

TARGET COMPENSATION CHANGES FOR 2021
In March 2021, the Committee reviewed competitive market data for each NEO and approved long-term incentive target increases for Messrs. Lawande, Pynnonen and Vallance as shown below. Additionally, all elements of Ms. Trecker's compensation were increased to more closely align with the market median. Mr. Rouquet's compensation was unchanged as he recently joined the Company in January 2020. The actual salaries and annual incentive paid and long-term incentives granted to each NEO for 2021 are presented in the “Summary Compensation Table.”

28	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Target compensation for each NEO as of December 31, 2021 and 2020 is shown below.

2021	Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Total ($)

Sachin S. Lawande	1,030,000	1,287,500	6,500,000	8,817,500
Jerome J. Rouquet	525,000	341,250	1,200,000	2,066,250
Brett D. Pynnonen	440,000	286,000	595,000	1,321,000
Robert R. Vallance	404,884	263,175	555,000	1,223,059
Kristin E. Trecker	365,000	232,000	430,000	1,027,000

2020	Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Total ($)

Sachin S. Lawande	1,030,000	1,287,500	6,000,000	8,317,500
Jerome J. Rouquet	525,000	341,250	1,200,000	2,066,250
Brett D. Pynnonen	440,000	286,000	480,000	1,206,000
Robert R. Vallance	404,884	263,175	460,000	1,128,059
Kristin E. Trecker	350,000	175,000	385,000	910,000

ANNUAL INCENTIVE AWARDS
The Company’s Annual Incentive program provides key salaried employees the opportunity to earn during their tenure an annual cash bonus based on specified individual, financial, operational and/or strategic performance-based goals. This program is designed to motivate executives to achieve key short-term financial and operational goals of the Company. The target incentive opportunities are set by the Committee after considering the potential impact on the business of each role, the relationships among the roles and market competitive levels for the positions. Actual awards earned can range from 0% to 200% of target based on the performance of the Company (considering both financial and non-financial performance) and the individual.
On January 26, 2021, the Committee approved a 2021 AI program with the same structure and metrics as 2020: Adjusted EBITDA (40% weighting), Adjusted Free Cash Flow (30% weighting) and MBOs (30% weighting). However, the 2021 AI program was designed to provide enhanced flexibility for the Committee to exercise its informed judgement to assess Management's performance in light of the extremely challenging external environment. The Committee agreed to consider adjustments to 2021 Adjusted EBITDA and Adjusted Free Cash Flow attributable to the semiconductor shortage. Any adjustments to financial results for the 2021 AI were to be based upon a list of agreed-upon adjustment categories:
•Lost volume / revenue
•Incremental costs incurred (e.g. material cost increases due to supply shortages, unplanned extraordinary costs such as transportation/freight, and incremental engineering cost to redesign components)

In addition to the financial metrics, MBOs were developed to provide the Committee with a vehicle to holistically assess overall performance on goals that strengthen the Company’s capabilities over the longer-term in the midst of a challenging business environment. These included improving core technical competence and productivity in software engineering and enhancing talent capabilities in systems engineering. Additional MBOs were those we believed provided the Company with a competitive advantage.

29	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

Management Business Objectives
New Business Wins	New Product Development	Warranty Expense
Technology Capabilities	Talent Management	Semiconductor Shortage Management

At the conclusion of 2021, the Committee determined that absent the semiconductor shortage, the Adjusted EBITDA and Adjusted Free Cash Flow metrics would likely have paid out significantly in excess of target (and potentially would have achieved maximum). However, the Committee determined an adjustment of approximately 50% of the Semiconductor shortage impact was appropriate. This resulted in a target payout for both the Adjusted EBITDA and Adjusted Free Cash Flow metrics.
Specific threshold, target, and maximum goals for the 2021 Adjusted EBITDA and Adjusted Free Cash Flow (“FCF”) metrics, as well as the percentage of the target award earned, both pre- and post-adjustment for the semiconductor impact are set forth below.

	2021 Threshold	2021 Target	2021 Maximum
Measure ($ in millions)	25% of Target Payout	100% of Target Payout	200% of Target Payout	Preliminary Performance (Pre-Adjustment for Semiconductor Impact)	Potential Adjustment for Semiconductor Impact (3)(4)	Potential Post- Adjustment Performance	Committee Assessed Performance	Weighted % Earned

Adjusted EBITDA(1)	$222	$270 -285	$347	$228	$121	$349	$270-$285	40%
				Above Threshold		Maximum	Target
Adjusted Free Cash Flow(2)	$47	$70 - $85	$116	$34	$95	$129	$70 - $85	30%
				Below Threshold		Maximum	Target
(1)The Company defines adjusted EBITDA as net income attributable to the Company, adjusted to eliminate the impact of depreciation and amortization, restructuring and impairment expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations.
(2)The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, as further adjusted for restructuring and transformation-related payments. The adjusted free cash flow target and results for purposes of this Annual Incentive program was further adjusted to exclude U.S. pension contributions.
(3)The Company considered the following adjustments to Adjusted EBITDA based on the semiconductor shortage: lost sales impact ($81 million increase to results) and direct semiconductor costs ($40 million increase to results).
(4)The Company considered the following adjustments to Adjusted Free Cash Flow based on the semiconductor shortage: lost sales impact ($81 million increase to results), direct semiconductor costs ($40 million increase to results) and reduced working capital ($26 million decrease to results).
Following the conclusion of 2021, the Committee assessed the Company’s performance against the preestablished MBOs and determined that it had met target on the basket of MBOs, resulting in a payout at target on the MBO portion (30% weighting) of the annual incentive program. This, combined with the results on the Adjusted EBITDA and FCF pillar of the program, resulted in the funding of awards at 100% of target.
As a result, 2021 annual incentive awards were paid at 100% of target for Messrs. Lawande, Rouquet and Pynnonen and Ms. Trecker and 110% of target for Mr. Vallance to recognize his efforts on customer recoveries of incremental semiconductor costs, as shown in the table below. The payouts for the executives reflect their leadership and contributions to our 2021 performance, including management of the semiconductor shortage and related customer recoveries as detailed in the “Executive Summary” above. The amounts paid to the NEOs are also set forth in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”

30	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

2021 Annual Incentive	Target ($)	Company Performance Factor (%)	Individual Performance Factor (%)	Amount Earned ($)

Sachin S. Lawande	1,287,500	100%	100%	1,287,500
Jerome J. Rouquet	341,250	100%	100%	341,250
Brett D. Pynnonen	286,000	100%	100%	286,000
Robert R. Vallance	263,175	100%	110%	289,493
Kristin E. Trecker	232,000	100%	100%	232,000

ANNUAL INCENTIVE PROGRAM CHANGES FOR 2022
The 2022 AI program includes Environmental and Social metrics as follows:
•A sustainability metric geared toward reducing greenhouse gas emissions and energy usage, applicable to the executive leadership only, which if not achieved will be a negative modifier of 5%; and
•An MBO to enhance the diversity of our workforce and leaders while increasing employee performance and engagement.
LONG-TERM INCENTIVE AWARDS
The Company’s LTI program is designed to reward executives for the achievement of specified multi-year goals that are linked to the Company’s long-term financial performance, align the delivery of incentive value with increases in the Company’s stock price and retain key employees. Typically, awards are granted each year with a vesting or performance period of three years; however, in some situations, such as the recruitment of new executives or to focus on objectives with a different duration, the Company may use a shorter or longer period. The annualized total targeted long-term incentive award opportunity is determined by considering market data, organization level and/or impact of the position on the Company’s performance.
LONG-TERM INCENTIVE PROGRAM CHANGES FOR 2021
The 2021 LTI program was refined to enhance alignment with market practices, including:
•Revised award mix to 60% PSUs and 40% RSUs, eliminating the use of stock options; and
•Moved to a single, three-year performance period for PSUs based on relative TSR performance.
2021 LONG-TERM INCENTIVE GRANTS
On March 11, 2021, all of the NEOs received regular long-term incentive grants with targeted grant date values as follows: Mr. Lawande ($6,500,000); Mr. Rouquet ($1,200,000), Mr. Pynnonen ($595,000), Mr. Vallance ($555,000) and Ms. Trecker ($430,000). The LTI grant mix consisted of PSUs and RSUs, as described below.

31	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

Award Type and Weighting	Primary Role	Design Features

Performance Stock Units (60% of the total LTI value)	Reward the achievement of TSR results from 2021 through 2023 relative to returns of 15 similar companies
•PSUs provide executives with the opportunity to earn shares of the Company’s stock based on the Company’s three-year TSR relative to 15 automotive sector peer companies (listed below)
•The awards have a single, three-year performance period with the earned awards paid at the end of the three-year cycle (paid in early 2024)
•If the Company’s actual TSR is negative during the performance period, the award earned cannot exceed 100% of target (regardless of percentile rank within the peer group)
•Awards can be earned up to 200% of the target award opportunity based on the Company’s TSR performance percentile ranking within the comparator group (Visteon plus the 15 TSR peer companies)
•No award is earned if Visteon’s performance is below the 25th percentile
•35% of target award earned at the 25th percentile, 100% at 55th percentile and 200% at 80th percentile
•Award payouts for performance between the percentiles specified above is determined based on interpolation
•TSR is calculated using the 20-trading day average closing price at the start and end of the performance period, adjusted for dividends

Restricted Stock Units (40% of the total LTI value)	Facilitate retention and provide an ownership stake	•Vest one-third per year beginning one year after the date of grant
RELATIVE TSR PEER GROUP (15 COMPANIES)
The TSR Peer Group companies listed below differ from the Compensation Peer Group previously discussed. Companies with which we compete for talent are more technology-based, whereas the companies with which we compete for investor dollars are more automotive-based with lower margins.

Adient, Inc.	Continental	Lear Corporation
American Axle & Mfg Holdings	Cooper Standard	Magna International, Inc.
Aptiv PLC	Dana Incorporated	Meritor Inc.
Autoliv, Inc.	Denso	Tenneco Inc.
BorgWarner Inc.	Faurecia	Valeo
Other Compensation Elements
STOCK OWNERSHIP GUIDELINES
Visteon has adopted stock ownership guidelines for executives of the Company at or above Senior Vice President, which includes all NEOs. The goal for these executives is to own common stock worth three-to-six times their salary. Effective January 1, 2018, the Committee implemented a retention requirement until the multiple of salary threshold is met. All executives subject to the stock ownership guidelines must retain 50% of net shares which vest from RSUs and PSUs and 50% of the shares remaining after the payment of option exercise prices and any taxes owed. The value of actual shares owned and unvested RSUs are used to determine whether the guidelines have been met; unexercised stock options and PSUs are not included. As of December 31, 2021 Messrs. Lawande and Vallance had satisfied the ownership guidelines while all others continue to be subject to the retention requirement. The stock ownership guidelines are as follows:
•Chief Executive Officer — six times (6x) base salary; and
•Executive and Senior Vice Presidents — three times (3x) base salary.

32	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
EXECUTIVE PERQUISITES AND INTERNATIONAL SERVICE EMPLOYEE PROGRAM
The Company maintains an Executive Security Program that permits the CEO to use commercially available private air transportation services for personal and business travel, and provides the benefit of various personal health and safety protections. The CEO does not receive a tax “gross-up” for personal use of such aircraft and all use requires advance approval by one of the following: Chairman of the Board or Chairman of the Compensation or Audit Committees of the Board. Additionally, the Company maintains an Executive Relocation Policy to assist executives with relocation expenses including home sales and searches, temporary living, moving and related expenses.
As a global organization, senior executives of the Company are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, the Company has an International Long Term Assignment Policy to address incremental costs incurred by assignees as a result of their international assignments.
There was no personal use of commercially available private air transportation services by NEOs, relocation benefits provided to NEOs or international assignment costs incurred for NEOs during 2021.
RETIREMENT BENEFITS OVERVIEW
During their tenure, NEOs participate in the Company’s tax-qualified retirement and savings plans on the same basis as other similarly situated employees. The Company has periodically made changes to the type of retirement plans and to the level of benefits provided under such plans, based on an assessment of the Company’s business and talent needs, costs, market practices, and other factors. Effective December 31, 2011, the U.S. defined benefit pension plan was frozen for all participants. Since all NEOs were hired after this date, therefore no NEOs have a defined benefit pension. All of the NEOs participate in U.S.-based plans.
NEOs and most U.S. salaried employees, are entitled during their tenure to participate in the Visteon Investment Plan (VIP), Visteon’s 401(k) investment and savings plan. The Company matches 100% of the employee’s eligible contributions up to 6% of eligible pay (subject to IRS limits). Amounts deferred for each NEO are reflected in the “Salary” column of the “Summary Compensation Table.”
Visteon also maintains a Savings Parity Plan (SPP), which provides eligible U.S. participants during their tenure with company contributions of 6% of eligible pay that are restricted due to IRS limits under the broad-based, tax-qualified 401(k) plan. The Company’s Supplemental Executive Retirement Plan (SERP) provides eligible U.S. participants during their tenure with annual company contributions of 6% (Vice Presidents), 9% (Executive and Senior Vice Presidents), or 14.5% (CEO) of pay in place of the prior defined benefit formulas in the plan for service after January 1, 2012. The SERP is closed to new entrants other than for those employees at or above Senior Vice President or for employees who are specifically designated for participation by the Committee. Company contributions to these plans on behalf of the NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table.”
Additional details about the Company’s retirement plans are presented later, under “Retirement Benefits.”
Severance and Change in Control Benefits
The Company has entered into change in control agreements with all of its executive officers (Mr. Lawande’s change in control benefits are included in his employment agreement rather than in a stand-alone change in control agreement), including the NEOs. These change in control agreements were last revised in October 2012 and provide certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the NEOs, and subject to the terms of the change in control agreements (or for Mr. Lawande, his employment agreement), change in control cash severance benefits are provided during their tenure as a 1.5 (SVPs) or 2.0 (CEO) multiple of the sum of the executive’s annual base salary and target annual incentive. In addition, and pursuant to their terms, the agreements provide for other severance benefits, such as the continuation of medical benefits and outplacement assistance. The agreements have a “double trigger” provision, which would require that the executive’s employment terminate without “cause” or for “good reason” following a change in control, in each case, as defined in the agreements, in order to receive benefits under the agreements. No excise tax gross-up provisions are contained in the change in control severance arrangements or in Mr. Lawande’s employment agreement.

33	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), executive officers are entitled to severance benefits under the Visteon Executive Severance Plan, which was last revised effective January 1, 2021 (Mr. Lawande’s severance benefits are included in his employment agreement rather than such Severance Plan). Subject to the terms of the Severance Plan, a specific and consistent level of severance benefits are provided with a cash severance payment of 1.5 (SVPs and CEO) multiplied by the sum of an executive’s annual base salary and target annual incentive. Subject to the terms of the severance plan, executives would also be entitled to the reimbursement of medical coverage premiums under COBRA for up to 18 months following termination, the provision of outplacement services for up to 12 months, and the payment of a pro-rated portion of any outstanding annual incentive based on actual company performance during the performance period.
The severance plan and change in control agreements provide that outstanding stock-based awards vest only in accordance with the applicable terms and conditions of such awards. Additional details about the change in control agreements, the severance plan, the terms and conditions of awards, and the estimated value of these potential payouts are included in the “Potential Payments Upon Termination” section. The terms of Mr. Lawande’s compensation package, including potential severance and change in control benefits, are detailed in his employment agreements. See “Employment Agreement with Mr. Lawande” for additional details regarding such agreements.
Executive Compensation Policies
Stock Awards Granting Policy. The Company regularly grants stock awards to its NEOs and other eligible key employees. Stock awards made to executives at the time they become employees or officers of the Company have a grant date on the later of the date employment commences or the date the Committee approves the awards. In all cases, the exercise price of stock options and stock appreciation rights is the closing price on the grant date. Stock price is not a factor in selecting the timing of equity-based awards.
Securities Trading and Anti-Hedging/Anti-Pledging Policy. The Company maintains a Policy Regarding Purchases and Sales of Company Stock that imposes specific standards on directors, officers and other employees of the Company. The policy, available at https://www.visteon.com/company/policies-compliance/, is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, the policy requires that all transactions in Company stock by directors, executive officers and by others in their households be pre-cleared by the General Counsel. The only exceptions to the pre-clearance requirement are 10b5-1 trading plans that have been previously approved by the General Counsel and regular, ongoing acquisition of Company stock resulting from continued participation in employee benefit plans that the Company or its agents may administer. The Company also considers it inappropriate for any director, officer or other employee to enter into speculative transactions in the Company’s stock. Directors, officers and other employees are prohibited from engaging in the purchase or sale of puts, calls, options or other derivative securities based on the Company’s stock. The Company has a policy prohibiting all hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers and other employees may not purchase the Company’s stock on margin or borrow against any account in which our securities are held.

34	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Pay Clawbacks. In April 2013, the Company adopted a compensation recovery policy, which requires each executive officer of the Company to repay or forfeit a portion or all of any annual incentive, PSUs or other performance-based compensation granted to him or her on or after September 29, 2012, if:
•The payment, grant or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission;
•The amount of the compensation that would have been received by the executive officer, had the financial results been properly reported, would have been lower than the amount actually received; and
•The Board determines in its sole discretion that it is in the best interests of the Company and its shareholders for the executive officer to repay or forfeit all or any portion of the compensation.
Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the Company’s federal income tax deduction to $1 million per year for compensation to its CEO and certain other highly compensated executive officers (and beginning for 2018, certain former executive officers). While it has been our policy to consider the impact of Section 162(m)’s deductibility limits when developing and implementing our executive compensation program, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying business and talent goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). In this regard, our Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that is not fully deductibility under Section 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.
Statement Regarding Compensation Risk Assessment
Visteon annually conducts a risk assessment and believes that its compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Specifically, as detailed previously, Visteon maintains a market competitive, balanced executive compensation program with varying incentive award types, performance metrics, performance/vesting periods and includes governance features that mitigate potential risk (including Committee oversight, maximum potential payouts are set under incentive plans, stock ownership guidelines and a pay clawback policy).

35	Visteon Corporation	2022 Proxy Statement

Compensation
Committee Report

The Committee oversees Visteon’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans and approves the salaries, bonuses and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis with Visteon management, and based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis so stated be included in this Proxy Statement.

Organization and Compensation Committee	David L. Treadwell (Chairman)
Jeffrey D. Jones
Bunsei Kure
Joanne M. Maguire
Summary Compensation Table
The following table summarizes the compensation that was earned by, or paid or awarded to the NEOs, as required to be disclosed by SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Sachin S. Lawande	2021	1,030,000	—	6,499,949	—	1,287,500	—	489,763	9,307,212
Director, President and Chief Executive Officer(7)	2020	892,667	—	4,295,383	1,499,995	1,287,500	—	285,652	8,261,197
	2019	1,030,000	—	4,470,046	1,499,990	721,000	—	287,109	8,008,145

Jerome J. Rouquet	2021	525,000	—	1,200,104	—	341,250	—	139,466	2,205,820
Senior Vice President and Chief Financial Officer(8)	2020	445,870	600,000	1,379,000	299,995	387,123	—	39,948	3,151,936

Brett D. Pynnonen	2021	440,000	—	595,008	—	286,000	—	109,976	1,430,985
Senior Vice President and Chief Legal Officer(9)	2020	396,000	—	343,607	119,998	286,000	—	63,586	1,209,191
	2019	440,000	—	327,785	110,003	160,160	—	77,630	1,115,578

Robert R. Vallance	2021	404,884	—	555,131	—	289,493	—	103,019	1,352,527
Senior Vice President, Customer Business Groups(10)	2020	364,396	—	329,352	114,993	263,175	—	60,345	1,132,261
	2019	404,884	—	342,730	114,991	147,378	—	71,723	1,081,706

Kristin E. Trecker	2021	361,250	—	429,890	—	232,000	—	82,044	1,105,184
Senior Vice President and Chief Human Resources Officer(11)

(1)This column is comprised of a sign-on bonus payment to Mr. Rouquet.
(2)The amounts shown in this column represent the grant date fair values for PSU and RSU awards in 2021, 2020 and 2019. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company's 2021 10-K. Assuming the maximum performance levels are achieved for the NEOs’ PSUs granted in 2021 and based on the grant date share price, the values in the “Stock Awards” column would be $9,276,070 for Mr. Lawande; $1,712,672 for Mr. Rouquet; $849,113 for Mr. Pynnonen; $792,224 for Mr. Vallance; and $613,504 for Ms. Trecker. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

36	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
(3)The amounts shown in this column represent the grant date fair values for stock options granted in 2021, 2020 and 2019. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company's 2021 10-K.
(4)For 2021, this column is comprised of the amounts payable to each of the NEOs under the 2021 annual incentive performance program, as further described in the “Compensation Discussion and Analysis,” above. There were no earnings on non-equity incentive plan compensation earned or paid to the NEOs in or for 2021.
(5)This column reflects an estimate of the aggregate change in actuarial present value of each NEOs' accumulated benefit under all defined benefit pension plans from the measurement dates for such plans used for financial statement purposes. None of the NEOs received or earned any above-market or preferential earnings on deferred compensation.
(6)For 2021, this column includes the following benefits paid to, or on behalf of, the NEOs:
•Life insurance premiums paid by the Company on behalf of all the NEOs;
•Company contributions to the Company's 401(k) defined contribution plan, DC SERP, and Savings Parity Plan on behalf of Mr. Lawande ($475,087), Mr. Rouquet ($136,818), Mr. Pynnonen ($108,900), Mr. Vallance ($100,209), Ms. Trecker ($80,438);
•Disability insurance premiums paid by the Company on behalf of Mr. Lawande ($11,971) and Mr. Rouquet ($1,337).
(7)Mr. Lawande joined Visteon as Chief Executive Officer and President effective June 29, 2015.
(8)Mr. Rouquet joined Visteon as Senior Vice President, Finance on January 21, 2020 and became Chief Financial Officer on March 1, 2020.
(9)Mr. Pynnonen joined Visteon on March 14, 2016.
(10)Mr. Vallance has been Senior Vice President, Customer Business Groups since December 2016. Prior to that, he was Vice President, Customer Business Groups upon rejoining the Company in July 2014.
(11)Ms. Trecker joined Visteon on May 7, 2018.
Employment Agreement with Mr. Lawande
In June 2015, the Company and Mr. Lawande entered into an employment agreement and Mr. Lawande commenced employment on June 29, 2015. Under the terms of the employment agreement, Mr. Lawande serves as Visteon’s Chief Executive Officer and President. The employment agreement provided for an initial term of three years, with automatic renewals for successive one-year periods thereafter (subject to a requirement to provide advance notice of the decision not to renew). Pursuant to the Employment Agreement, Mr. Lawande received an initial annualized base salary of $1 million, with a target annual cash bonus opportunity of no less than 100% of his base salary and annual long-term incentive opportunity of $5 million. This agreement was amended and restated effective February 12, 2018, to extend the term to June 29, 2021. His base salary was established at an annual rate of $1,030,000 with a target annual cash bonus opportunity of at least 125%. On October 22, 2020, the Company and Mr. Lawande entered into an Amended and Restated Employment Agreement which extends the term to September 30, 2025. There were no changes made to Mr. Lawande’s base salary or target annual cash bonus opportunity. Mr. Lawande will be eligible to receive annual awards under the Company’s long-term incentive compensation arrangements. Mr. Lawande will continue to be entitled to participate in the Company’s standard benefits programs on the same basis as other senior executives of the Company with the exception that if Mr. Lawande retires in accordance with the standard terms of the Company’s retirement definition and the Board of Directors, in its sole discretion, concludes that a successor has been hired or identified by Mr. Lawande to replace him as Chief Executive Officer, the PSU awards under the applicable long term incentive programs will continue to vest as if he were employed rather than being prorated.
If Mr. Lawande is terminated without “cause” or his employment is voluntarily terminated for “good reason”, in each case, as defined under the employment agreement, he will receive (generally subject to a customary release of claims and certain restrictive covenants) (i) a cash payment equal to 1.5 times the sum of his annual base salary and target bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year, (iii) up to 18 months of health benefits and (iv) outplacement services for a period of up to one year in an amount not to exceed $50,000. If, within two years after the occurrence of a “Change in Control” (as defined in the employment agreement), Mr. Lawande is terminated without cause or his employment is voluntarily terminated for good reason, he will receive (i) a cash payment equal to 2 times the sum of his annual base salary and target bonus, (ii) a pro rata portion of the annual bonus awarded to Mr. Lawande for the fiscal year in which the termination occurs, assuming the achievement at target level, (iii) up to 18 months of life, accident and health insurance benefits, (iv) accelerated vesting of any benefits under the Company’s 2010 Supplemental Executive Retirement Plan and Savings Parity Plan or any successor to any such plans or similar plans and payment of benefits under such plans in accordance with their terms and (v) reimbursement for outplacement services for a period of up to one year in an amount not to exceed $50,000.
The employment agreement includes a clawback provision whereby Mr. Lawande may be required, upon certain triggering events, to repay all or a portion of his compensation, pursuant to any clawback policy adopted by or applicable to the Company, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The employment agreement also contains confidentiality, intellectual property and non-disparagement provisions, as well as non-competition and non-solicitation provisions.

37	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
Visteon Corporation 2020 and 2010 Incentive Plans
The Visteon Corporation 2020 Incentive Plan and 2010 Incentive Plan, as amended, (the “Incentive Plans”) permit grants of stock options, stock appreciation rights, PSUs, restricted stock, RSUs and other rights relating to our common stock, as well as performance and time-based cash bonuses. In 2021, the Company implemented an annual incentive cash bonus program and a long-term equity-based incentive program for eligible employees, including the NEOs. These programs are discussed further under “Compensation Discussion and Analysis,” above. Except under certain circumstances such as involuntary termination, an executive must be employed in good standing with the Company at the date of payment to be eligible for a bonus payment. The Committee retains discretion under the Incentive Plans to modify or adjust any award at any time.
The RSUs awarded under the 2021 long-term incentive program vest ratably over three years from the date of grant and, at the election of the Company, will be paid in common stock or cash based on the closing price of our common stock on the NASDAQ on such vesting date. The PSUs awarded under the 2021 long-term incentive program vest on January 31, 2024 based on the achievement of certain relative total shareholder return metrics and will be paid in cash based on the closing price of our common stock on the NASDAQ on such vesting date or common stock, at the election of the Company. Holders of RSUs and PSUs (to the extent earned) may receive the same cash dividends or dividend equivalents as other stockholders owning common stock; provided that no dividends or dividend equivalents will be paid until the RSUs or PSUs vest (and, if such RSUs or PSUs are forfeited, the holder shall have no right to such dividends or dividend equivalents).
In regard to stock options outstanding as of the January 2016 Special Distribution paid to shareholders, the exercise price of Messrs. Lawande and Vallance’s stock options were reduced in accordance with the 2010 Incentive Plan document, so as not to put the executives in a disadvantaged position.

38	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
GRANTS OF PLAN-BASED AWARDS IN 2021
The following table summarizes all incentive plan awards that were made to the NEOs during 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Sachin S. Lawande
Annual Cash Incentive(1)	—	96,563	1,287,500	2,575,000	—	—	—	—	—	—	—
Restricted Stock Units	3/11/2021	—	—	—	—	—	—	20,338	—	—	2,600,010
Performance Stock Units	3/11/2021	—	—	—	9,139	26,111	52,222	—	—	—	3,899,939

Jerome J. Rouquet
Annual Cash Incentive(1)	—	25,594	341,250	682,500	—	—	—	—	—	—	—
Restricted Stock Units	3/11/2021	—	—	—	—	—	—	3,755	—	—	480,039
Performance Stock Units	3/11/2021	—	—	—	1,687	4,821	9,642	—	—	—	720,065

Brett D. Pynnonen
Annual Cash Incentive(1)	—	21,450	286,000	572,000	—	—	—	—	—	—	—
Restricted Stock Units	3/11/2021	—	—	—	—	—	—	1,862	—	—	238,038
Performance Stock Units	3/11/2021	—	—	—	837	2,390	4,780	—	—	—	356,970

Robert R. Vallance
Annual Cash Incentive(1)	—	19,738	263,175	526,350	—	—	—	—	—	—	—
Restricted Stock Units	3/11/2021	—	—	—	—	—	—	1,737	—	—	222,058
Performance Stock Units	3/11/2021	—	—	—	781	2,230	4,460	—	—	—	333,073

Kristin E. Trecker
Annual Cash Incentive(1)	—	17,400	232,000	464,000	—	—	—	—	—	—	—
Restricted Stock Units	3/11/2021	—	—	—	—	—	—	1,345	—	—	171,945
Performance Stock Units	3/11/2021	—	—	—	604	1,727	3,454	—	—	—	257,945

(1)Represents the performance-based cash bonus opportunity under the 2021 annual incentive program, as further described in the “Compensation Discussion and Analysis,” above. The amounts actually paid under this program are set forth in the “Non-Equity Incentive Plan Compensation” column of the above “Summary Compensation Table.”
(2)Represents PSU grants made under the 2021 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(3)Represents RSUs and stock options granted under the 2021 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(4)A discussion of assumptions used in calculating grant date fair values in accordance with FASB ASC Topic 718 may be found in Note 13 “Stock Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2021 Form 10-K. The grant date fair value for the RSUs was based on price of $127.84, the closing price of the Company’s stock on the grant date. The grant date fair value for the PSUs was determined using a Monte Carlo simulation and was based on a price of $149.36 per target unit. The ultimate value of stock-based awards, if any, will depend on the future value of the common stock and the holder’s investment decisions, neither of which can be accurately predicted.

39	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table sets forth information on outstanding stock options and stock units held by the NEOs at December 31, 2021, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option. Outstanding equity awards at December 31, 2021 are as follows (unless otherwise indicated by footnote):

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Sachin S. Lawande	6/29/2015	770	—	—	62.76	6/28/2022	—		—	—		—
	3/4/2016	32,261	—	—	72.98	3/3/2023	—		—	—		—
	3/3/2017	47,187	—	—	94.77	3/2/2024	—		—	—		—
	3/1/2018	47,036	—	—	124.34	2/28/2025	—		—	—		—
	3/7/2019	42,498	21,250	—	80.97	3/6/2026	6,052	(4)	672,619	48,714	(9)	5,414,074
	3/4/2020	23,375	46,751	—	66.98	3/3/2027	12,894	(5)	1,433,039	45,143	(10)	5,017,137
	3/11/2021	—	—	—	—	—	20,338	(6)	2,260,365	9,139	(11)	1,015,692
Jerome J. Rouquet	1/21/2020	—	—	—	—	—	2,856	(7)	317,416	—		—
	3/4/2020	4,675	9,350	—	66.98	3/3/2027	2,579	(5)	286,630	9,029	(10)	1,003,455
	3/11/2021	—	—	—	—	—	3,755	(6)	417,331	1,687	(11)	187,532
Brett D. Pynnonen	3/1/2018	3,104	—	—	124.34	2/28/2025	1,613	(8)	179,269	—		—
	3/7/2019	—	1,559	—	80.97	3/6/2026	444	(4)	49,346	3,572	(9)	396,992
	3/4/2020	—	3,740	—	66.98	3/3/2027	1,032	(5)	114,696	3,611	(10)	401,354
	3/11/2021	—	—	—	—	—	1,862	(6)	206,943	837	(11)	92,969
Robert R. Vallance	3/1/2018	2,856	—	—	124.34	2/28/2025	—		—	—		—
	3/7/2019	3,258	1,629	—	80.97	3/6/2026	464	(4)	51,569	3,735	(9)	415,108
	3/4/2020	1,792	3,584	—	66.98	3/3/2027	989	(5)	109,917	3,461	(10)	384,683
	3/11/2021	—	—	—	—	—	1,737	(6)	193,050	781	(11)	86,745
Kristin E. Trecker	5/7/2018	1,217	—	—	124.72	5/6/2025	—		—	—		—
	3/7/2019	2,727	1,364	—	80.97	3/6/2026	389	(4)	43,233	3,126	(9)	347,424
	3/4/2020	1,500	3,000	—	66.98	3/3/2027	828	(5)	92,024	2,896	(10)	321,889
	3/11/2021	—	—	—	—	—	1,345	(6)	149,483	604	(11)	67,179
(1)Stock options vest in one-third increments annually from date of grant.
(2)For options granted on June 29, 2015, the exercise price shown reflects the reduction which resulted from the January 2016 Special Distribution.
(3)The market value of unvested RSUs and PSUs was determined using a per share price of $111.14, the closing price of our common stock as reported on The NASDAQ Global Select Market as of December 31, 2021.
(4)RSUs that vested on March 7, 2022. Original award vested ratably over three years.
(5)RSUs that vest on each of March 15, 2022 and 2023. Original award vested ratably over three years.
(6)RSUs that vest one-third on each of March 15, 2022, 2023 and 2024.
(7)RSUs that vested on January 21, 2022.
(8)RSUs that cliff vest on March 1, 2022.
(9)PSUs granted in 2019 with a performance period which concluded on December 31, 2021 and vesting which occurred on January 31, 2022 as adjusted for the actual aggregate relative TSR performance achieved of 187%, certified by the Committee on February 8, 2022.
(10)PSUs granted in 2020 with a performance period which concludes on December 31, 2022 and vesting on January 31, 2023 as adjusted to 125% relative TSR performance.
(11)PSUs granted in 2021 with a performance period which concludes on December 31, 2023 and vesting on January 31, 2024 as adjusted for threshold (35%) relative TSR performance.

40	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
OPTION EXERCISES AND STOCK VESTED IN 2021
The following table sets forth information regarding the exercising of vested stock options and the vesting of RSUs and/or PSUs during 2021 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)

Sachin S. Lawande	—	—	39,410	5,010,514
Jerome J. Rouquet	—	—	4,145	578,324
Brett D. Pynnonen	8,723	272,422	2,735	347,571
Robert R. Vallance	6,203	301,981	12,931	1,761,801
Kristin E. Trecker	—	—	1,514	190,815
(1)These values were determined by using the market value of our common stock on NASDAQ at the time of exercise less the option exercise price, without regard to cash or shares withheld for income tax purposes.
(2)These values were determined by using the average of the high and low prices of our common stock on NASDAQ on such vesting dates, without regard to cash or shares withheld for income tax purposes.
Retirement Benefits
PENSION BENEFITS
The Company froze its defined benefit pension plan for U.S. employees effective December 31, 2011. The NEOs are not entitled to defined benefits as they joined the Company after this date.
DEFINED CONTRIBUTION QUALIFIED PLAN
The NEOs, and most U.S. salaried employees, are entitled to participate in the Visteon Investment Plan (Visteon’s 401(k) plan). This plan is a tax-qualified plan under the Internal Revenue Code (the "Code") therefore amounts that may be deferred are limited. The Company matches employee contributions of up to 6% of base pay and annual incentive at a rate of 100% of the employee’s eligible contributions. Amounts deferred for each NEO are reflected in the “Salary” column of the above “Summary Compensation Table.”
NONQUALIFIED DEFERRED COMPENSATION FOR 2021
The following table provides information about the nonqualified, defined contribution deferred compensation plans in which our NEOs participate, subject to the terms of such plans. Our NEOs participate during their tenure in the Savings Parity Plan and the Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) Plan, both of which became effective on January 1, 2012. The Savings Parity Plan restores company matching contributions under the Visteon Investment Plan, Visteon’s investment and savings plan, lost due to IRS Code limitations. The DC SERP plan provides benefits through a defined contribution approach where eligible employees receive credits equal to 6%, 9% or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. Account balances in both the Savings Parity Plan and DC SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.

41	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)

Sachin S. Lawande
Savings Parity Plan(1)	—	121,650	76,582	—	866,024
DC SERP(2)	—	336,037	267,680	—	2,747,755
Jerome J. Rouquet
Savings Parity Plan(1)	—	37,327	—	—	37,327
DC SERP(2)	—	82,091	8,794	—	119,319
Brett D. Pynnonen
Savings Parity Plan(1)	—	26,160	13,354	—	148,071
DC SERP(2)	—	65,340	44,123	—	434,351
Robert R. Vallance
Savings Parity Plan(1)	—	22,684	49,245	—	289,099
DC SERP(2)	—	60,125	107,704	—	605,759
Kristin E. Trecker
Savings Parity Plan(1)	—	14,775	1,330	—	27,941
DC SERP(2)	—	48,263	28,003	—	183,254
(1)The Savings Parity Plan was adopted effective January 1, 2012. The company contributions noted in this table represent accrued contributions to be credited to each participant’s account for the fiscal year reported in this Proxy as well as well as the aggregate earnings and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2021.
(2)The Defined Contribution SERP (“DC SERP”) was adopted effective January 1, 2012. This table reflects company contributions, aggregate earnings, aggregate gains/losses, and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2021.
(3)These amounts are included in the All Other Compensation column of the Summary Compensation Table.
Potential Payments Upon Termination
Set forth below are estimated accelerated payments and benefits that would have been provided to the NEOs remaining employed by the Company at the end of 2021 upon their hypothetical termination of employment (or that would have been accelerated upon a change in control) under specified circumstances as provided in the relevant agreements and plans. This assumes that the relevant triggering event occurred at December 31, 2021 and the figures are based on the Company’s closing common stock price as of December 31, 2021. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to those NEOs, which amounts would only be known at the time that they become eligible for payment and would only be payable if any of the triggering events were to occur under the terms of the relevant agreements. Accrued amounts (other than the accelerated vesting of retirement benefits noted below) under the Company’s pension and defined contribution plans are not included in this table.

42	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason) ($)	Change in Control ($)	Qualifying Termination after Change in Control ($)

Sachin S. Lawande
• Severance Payments	3,476,250	N/A	4,635,000
• Accelerated Stock Option Vesting(1)	—	—	2,705,637
• Accelerated Stock/Unit Awards Vesting(2)	11,161,868	—	14,795,249
• Deferred Compensation(3)	—	—	—
• Continuation of Health & Welfare Benefits(4)	24,741	N/A	27,559
• Outplacement Services(5)	50,000	N/A	50,000
Totals	14,712,859	—	22,213,445
Jerome J. Rouquet
• Severance Payments	1,299,375	N/A	1,299,375
• Accelerated Stock Option Vesting(1)	—	—	412,896
• Accelerated Stock/Unit Awards Vesting(6)	1,343,859	—	2,024,435
• Deferred Compensation(3)	—	—	156,646
• Continuation of Health & Welfare Benefits(4)	32,136	N/A	33,573
• Outplacement Services(5)	50,000	N/A	50,000
Totals	2,725,370	—	3,976,925
Brett D. Pynnonen
• Severance Payments	1,089,000	N/A	1,089,000
• Accelerated Stock Option Vesting(1)	—	—	212,193
• Accelerated Stock/Unit Awards Vesting(6)	1,032,667	—	1,348,442
• Deferred Compensation(3)	—	—	—
• Continuation of Health & Welfare Benefits(4)	—	N/A	1,204
• Outplacement Services(5)	50,000	N/A	50,000
Totals	2,171,667	—	2,700,839
Robert R. Vallance
• Severance Payments	1,002,089	N/A	1,002,089
• Accelerated Stock Option Vesting(1)	—	—	207,416
• Accelerated Stock/Unit Awards Vesting(6)	861,155	—	1,154,176
• Deferred Compensation(3)	—	—	—
• Continuation of Health & Welfare Benefits(4)	32,136	N/A	33,244
• Outplacement Services(5)	50,000	N/A	50,000
Totals	1,945,380	—	2,446,925

43	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents

Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason) ($)	Change in Control ($)	Qualifying Termination after Change in Control ($)

Kristin E. Trecker
• Severance Payments	895,500	N/A	895,500
• Accelerated Stock Option Vesting(1)	—	—	173,632
• Accelerated Stock/Unit Awards Vesting(6)	717,583	—	953,926
• Deferred Compensation(3)	—	—	211,195
• Continuation of Health & Welfare Benefits(4)	24,741	N/A	25,739
• Outplacement Services(5)	50,000	N/A	50,000
Totals	1,687,824	—	2,309,992
(1)Vesting for all unvested stock options would be accelerated in the event of a change in control followed by a qualifying termination, as defined by the terms and conditions of the relevant awards; the amount included in the table above is the excess of the market price of Visteon common stock as of December 31, 2021 over the exercise prices of the unvested stock options.
(2)Mr. Lawande’s RSU and PSU awards are prorated based on service under an involuntary termination without cause or for good reason and fully vest under a qualifying termination after a change in control. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2021 and for PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.
(3)Represents the unvested values as of December 31, 2021 payable under each scenario for the participant’s accounts in the DC SERP and Savings Parity Plan, nonqualified deferred compensation plans.
(4)The estimated cost of continuing health and welfare benefits is based on current insurance premiums.
(5)The amount of covered or reimbursed services was assumed to be the maximum amount allowable under change in control agreements and the severance plan, as described further below. The amounts to be reimbursed will be only for those expenses actually incurred by the executive, and may be significantly less than the amount presented in the table.
(6)Messrs. Rouquet, Pynnonen, Vallance and Ms. Trecker’s RSU and PSU awards are prorated based on service under an involuntary termination without cause and fully vest under a qualifying termination after a change in control as defined under the terms and conditions of the relevant awards. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2021 and for the PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.
POTENTIAL PAYMENTS UPON CHANGE IN CONTROL
The Incentive Plans contain “double-trigger” award acceleration provisions upon a change in control. Thus, awards under the Incentive Plans will be accelerated upon a change in control (without a subsequent termination of employment) only if the awards are not assumed, converted or replaced by the acquirer or continuing entity.
CHANGE IN CONTROL FOLLOWED BY QUALIFYING TERMINATION
Visteon entered into stand-alone change in control agreements with all of its NEOs, except Mr. Lawande. Mr. Lawande’s employment agreement includes similar change in control provisions. These agreements provide for certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the NEOs, a qualifying termination includes a termination of the executive’s employment without “cause” or a resignation for “good reason” (as defined by the agreements), in each case, within two years after the change in control. The benefits are designed to retain and motivate employees during the uncertain process that precedes a change in control transaction.
Subject to the terms of the applicable agreements and plans, the NEOs are entitled to the following benefits pursuant to the change in control or employment agreements so long as the executive signs an acceptable release of claims:
•The payment of any unpaid salary or incentive compensation, together with all other compensation and benefits payable to the executive under the terms of the Company’s compensation and benefits plans, earned through the date of termination;
•A severance payment in the amount of one and a half times (other than Mr. Lawande, which is two times) base salary plus the executive’s target annual bonus;
•The continuation for 18 months following termination of life, accident and health insurance benefits for the executive and his or her dependents;

44	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
•All contingent annual bonus awards under the Incentive Plans (or other plans) for periods that have not been completed become payable on a pro-rated basis assuming the achievement at target levels of any individual or corporate performance goals;
•The benefits then accrued by or payable to the executive under the SERP, the Pension Parity Plan and the Savings Parity Plan, as applicable, or any other nonqualified plan providing supplemental retirement or deferred compensation benefits, become fully vested; and
•Reimbursement for the cost of outplacement services for up to 12 months following termination, not to exceed $50,000.
In addition to any other benefits described above or set forth in an award agreement at the time of the award, the Incentive Plans provide for the following benefits upon a change in control followed by a qualifying termination of employment within 24 months following such change in control when such awards have been assumed, converted or replaced by the acquirer or other continuing entity:
•Plan awards will become immediately fully vested if the holder’s employment is terminated without “cause” or for “good reason” (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control; or
•For plan awards that relate to performance periods that have not been completed as of the date of the change in control and that are not then vested, the awards will become immediately vested to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited) if the holder’s employment is terminated without “cause” or for “good reason” (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control.
Change in control payments for the NEOs are not grossed up for the payment of any section 4999 excise taxes. In addition, if such payments would be subject to section 4999 excise taxes, the applicable payments will be reduced to the extent necessary so that no portion of the total payments is subject to excise tax, but only if the net amount of such reduced payments is not less than the net amount of the total payments without such reduction.
“Good Reason” under the change in control agreements includes the following:
•A negative material alteration is made in the executive’s duties and responsibilities;
•The executive’s annual base salary is decreased (except for certain across-the-board reductions);
•The executive is required to relocate his or her residence or principal office location by more than 50 miles;
•The executive’s incentive compensation or other benefits are decreased by ten percent or more (except for certain across-the-board reductions); or
•The executive is not paid any portion of his or her then current compensation or an installment under any deferred compensation program.
“Good Reason” under Mr. Lawande’s amended employment agreement shall mean the occurrence of any of the following events, without the express written consent of Mr. Lawande:
•The Company’s assignment of duties (including titles and reporting relationships) inconsistent in any material respect with the duties or responsibilities as contemplated by Mr. Lawande’s employment agreement, any failure to re-nominate Mr. Lawande for election by the Company’s stockholders as a member of the Board, or any other action by the Company that results in a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities (provided that any sale or other disposition of assets by the Company shall not, in and of itself, constitute a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities; and provided, further, that a reduction in authority, duties or responsibilities resulting solely from the Company ceasing to be a publicly traded entity shall not constitute Good Reason hereunder); or
•The Company’s material breach of any provision of Mr. Lawande’s employment agreement.
Each executive agrees to comply with confidentiality, non-disparagement and non-competition covenants during the term of the agreement and for a period thereafter. In addition, in the event of a potential change of control, as defined in the change in control

45	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
agreements, each executive other than Mr. Lawande agrees not to voluntarily terminate his or her employment, except for retirement or good reason, until the earlier of six months after such potential change of control or the occurrence of a change in control.
A “change in control” will be deemed to have occurred under the change in control agreements and Mr. Lawande’s amended employment agreement as of the first day any one or more of the following is satisfied:
(A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions as described in the agreements);
(B) within any 12-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the 12 month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12 month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);
(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities; or
(D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
However, a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
VOLUNTARY TERMINATION WITHOUT "GOOD REASON” OR INVOLUNTARY TERMINATION FOR “CAUSE”
An executive who voluntarily resigns without “good reason” or whose employment is terminated by the Company for “cause” (each as defined in the change in control agreements, Terms and Conditions of Stock Grants and the individual employment agreement applicable to Mr. Lawande) will be entitled to receive unpaid salary and benefits, if any, he/she has accrued through the effective date of their termination, and the executive will forfeit any outstanding, unvested equity-based awards.

46	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
INVOLUNTARY TERMINATION WITHOUT "CAUSE” (ALL NEOs) OR VOLUNTARY TERMINATION FOR “GOOD REASON” (MR. LAWANDE ONLY)
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), and subject to the terms of the plan described below, all officers elected by the Board of Directors are entitled to severance benefits under the 2010 Visteon Executive Severance Plan as amended. For the NEOs that qualify for any benefits, these severance benefits include a cash payment equal to 150% of the sum of one year of base salary plus their target AI opportunity, a pro-rated annual incentive bonus for the fiscal year during which the termination occurs (based on actual company performance during the period), the reimbursement of medical coverage premiums under COBRA for 18 months following termination, and the provision of outplacement services for up to 12 months (not to exceed $50,000). However, if the eligible executive does not execute an acceptable release and waiver of claims, such executive will only be entitled to a cash payment equal to four weeks of base salary. The severance plan permits executives to receive both the severance benefits under the plan and, if eligible, the retirement benefits described above. For Mr. Lawande, the severance benefits provided under his amended employment agreement (as further described above under “Employment Agreement with Mr. Lawande”) apply in lieu of benefits under the severance plan during the term of such employment agreement.
The Incentive Plans do not accelerate any of the outstanding awards held by executives who are involuntarily terminated. However, the terms and conditions applicable to certain equity awards provide as follows:
•The outstanding RSUs will vest on a pro rata basis if the holder’s employment is involuntary terminated generally without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date; and
•The outstanding PSUs will not be forfeited and will vest on the scheduled vesting date on a pro rata basis if the holder’s employment is involuntary terminated without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date (and the termination is either before any change in control or more than 24 months after any change in control, as defined in the applicable terms and conditions).
TERMINATION UPON RETIREMENT, DEATH OR DISABILITY
Following termination of an NEO’s employment for disability, the NEO will receive all compensation payable under Visteon’s disability and medical plans and insurance policies, which are available generally to the Company’s salaried employees. A termination upon the retirement, death or disability of a NEO is generally treated the same as an involuntary termination with respect to the outstanding RSUs and PSUs, with the exception of Mr. Lawande's PSUs. Beginning with Mr. Lawande's 2021 PSU grant, if Mr. Lawande retires in accordance with the standard terms of the Company’s retirement definition and the Board of Directors, in its sole discretion, concludes that a successor has been hired or identified by Mr. Lawande to replace him as Chief Executive Officer, the PSU awards under the applicable long term incentive programs will continue to vest as if he were employed rather than being prorated. In addition, pursuant to Mr. Lawande’s employment agreement, he is entitled upon death or disability to any contingent annual bonus awards under the Incentive Plans (or other plans) for periods that have not been completed on a pro-rated basis based on actual achievement of any individual or corporate performance goals.
In addition to the payments and benefits described above, the Organization and Compensation Committee of the Board may authorize additional payments when it separates an NEO. Visteon might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, non-disparagement, cooperation with litigation, non-competition and non-solicitation agreements, as determined by the Company.
CEO Pay Ratio
The 2021 annual total compensation of the Company’s CEO was $9,307,212. The 2021 annual total compensation of the median employee (excluding the CEO) was $18,403; this employee is located in India. The ratio between the two amounts is 506:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
As permitted by SEC rules, to identify our median employee, we selected November 30, 2021, which is within the last three months of 2021, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a

47	Visteon Corporation	2022 Proxy Statement

Executive Compensation	Table of Contents
reasonably efficient and economical manner. As of that date, the Company and its consolidated subsidiaries employed 9,550 employees in 21 countries. All full-time, part-time and temporary hourly and salaried employees of Visteon and its consolidated subsidiaries were included.
To identify the median employee, the Company applied a consistent definition of fixed cash compensation, which for hourly employees included their hourly rate and a reasonable estimate of hours worked. This definition of compensation was chosen because we believe it is a compensation measure that can be applied consistently across the globe. The compensation for any permanent employee who was hired after January 1, 2021, was annualized for 2021. We did not use any statistical sampling, cost-of-living adjustments or exclusions for purposes of this pay ratio disclosure.
Because the SEC rules for identifying the median of the annual total compensation of all our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as those companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Equity Compensation Plan Information
The following table summarizes information as of December 31, 2021 relating to its equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, RSUs and other rights to acquire shares of its common stock may be made from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1) ($)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c) ($)

Equity compensation plans approved by security holders	830,050	85.56	1,093,749
Equity compensation plans not approved by security holders	—	—	—
Total	830,050	85.56	1,093,749
(1)Comprised of stock options and stock appreciation rights, which may be settled in stock or cash at the election of the Company, and outstanding RSUs and PSUs, which may be settled in stock or cash at the election of the Company without further payment by the holder, granted pursuant to the Visteon Corporation 2010 Incentive Plan, the Visteon Corporation 2020 Incentive Plan, the Non-Employee Director Stock Unit Plan, and the Deferred Compensation Plan for Non-Employee Directors. The weighted-average exercise price of outstanding options, warrants and rights does not take into account RSUs or PSUs that will be settled without any further payment by the holder.

48	Visteon Corporation	2022 Proxy Statement

Audit Committee Report
The Audit Committee is composed of three directors, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines, and operates under a written charter adopted by the Board of Directors. During 2021, the Audit Committee held six meetings. Visteon management has the primary responsibility for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm also expresses an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current external auditor, and regarding the mandated rotation, has had direct involvement in the selection process for the lead engagement partner for the Company’s audit. Ernst & Young LLP has served as Visteon’s external auditor since 2012.
During the year, the Audit Committee met and held discussions with Visteon management and Ernst & Young LLP, the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee reviewed and discussed with Visteon management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including the critical audit matters addressed in the audit, as well as the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.
Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP the firm’s independence and considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee concluded that the independence of Ernst & Young LLP from Visteon and management is not compromised by the provision of such non-audit services.
Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and filed with the SEC.

Audit Committee •Robert J. Manzo (Chairman) •Naomi M. Bergman •David L. Treadwell

The Audit Committee reviews with management and the independent auditor the Company’s audited financial statements.

49	Visteon Corporation	2022 Proxy Statement

Audit Committee Report	Table of Contents
Fees of Independent Registered Public Accounting Firm
The Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm for each fiscal year. During the years ended December 31, 2021 and December 31, 2020, Ernst & Young LLP was engaged principally to perform the annual audit of the Company’s consolidated financial statements and internal control over financial reporting and to provide other services. Fees paid to Ernst & Young LLP for 2021 and 2020 are listed in the following table:

Year Ended December 31	Audit Services Fees	Audit Related Fees	Tax Fees	All Other Fees
2021	$2,790,000	$2,000	$693,000	$400,000
2020	$3,251,000	$2,000	$1,150,000	—
Audit services fees include fees for services performed related to the audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, and reviews of unaudited interim financial information. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to consents, assistance, and review of documents filed with the SEC.
Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees primarily represent fees for tax compliance, tax advice, tax planning and assistance with taxing authority examinations.
All other fees in 2021 relate to insurance claim services. There were no other fees billed by Ernst & Young LLP for any other services.
Audit Committee Pre-approval Policies and Procedures
The Audit Committee has adopted procedures for its annual review and pre-approval of all audit and permitted non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by its independent registered public accounting firm that are not encompassed by the Audit Committee’s annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the approval authority, on a case-by-case basis, for services outside of or in excess of the Audit Committee’s aggregate pre-approved levels and not prohibited by law. In order to monitor services rendered and actual fees paid and commitments to be paid to the independent registered public accounting firm, the Chairman, or designee, shall report any such decisions to the Audit Committee at its next regular meeting.
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

50	Visteon Corporation	2022 Proxy Statement

Item Two

Approval of Independent Registered Public Accounting Firm
The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of Deloitte & Touche LLP by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2022. Ernst & Young LLP served in such capacity since 2012 and including fiscal year 2021. However, effective upon the filing of the Company's 2021 Form 10-K on February 17, 2022, Ernst & Young LLP was dismissed as the Company's independent registered public accounting firm.
The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through February 17, 2022, there were i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports; and ii) no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
During the two most recent fiscal years and the subsequent interim period through February 17, 2022, the Company has not consulted with Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to Ernst & Young LLP, see “Audit Fees” above.

The Audit Committee believes that periodic rotation of the independent registered public accounting firm and the choice of Deloitte & Touche LLP to serve as external auditor is in the best interests of the Company and its shareholders.

The Board of Directors Recommends that You Vote "FOR" the Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022.

51	Visteon Corporation	2022 Proxy Statement

Our executive compensation provides strong alignment between executive pay and company performance.
The Board of Directors Recommends that You Vote "FOR" the Approval of Executive Compensation set forth in this proxy statement.

Item Three

Provide an Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this proxy statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and the Organization and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Organization and Compensation Committee will carefully review when evaluating our executive compensation program.
Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2022 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

52	Visteon Corporation	2022 Proxy Statement

Annual Meeting Voting Information
and Other Matters
Meeting Admission
To attend the meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 12-digit control number to access www.proxyvote.com. You can find your control number on:
•Your proxy card included with this proxy statement if it was mailed to you; or
•Your voting instruction card if you hold your shares in street name through a broker or other nominee.
If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as valid photo identification, at the entrance to the meeting. For questions about admission to the Annual Meeting, please contact our Investor Relations department at (734) 710-7893.
Neither the Company nor its directors intend to bring before the Annual Meeting any matter other than the election of the nine directors, ratification of the Company’s independent registered public accounting firm, and approval of the Company’s executive compensation. Also, they have no present knowledge that any other matter will be presented by others for action at the meeting.
Voting
HOW TO VOTE YOUR SHARES
If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date. If your shares are held in “street name” through a broker, bank or other nominee, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.
Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting. You may vote your shares prior to the meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

53	Visteon Corporation	2022 Proxy Statement

Other Matters	Table of Contents

If your shares are held in street name, your broker, bank or other holder of record may provide you with a voting instruction card. Follow the instructions on the card to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.
You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the Company’s independent registered public accounting firm, and for the approval of the Company’s executive compensation. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.
How to Revoke Your Proxy
If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the Annual Meeting by:
•Notifying our Corporate Secretary in writing at One Village Center Drive, Van Buren Township, Michigan 48111 (the notification must be received by the close of business on June 22, 2022);
•Voting again by Internet or telephone prior to 11:59 p.m. EDT on June 22, 2022 (only the latest vote you submit will be counted); or
•Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).
If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.
Stockholders Entitled to Vote and Ownership
You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned of record at the close of business on April 18, 2022. As of April 18, 2022, the Company had issued and outstanding 28,111,246 shares of common stock. Information regarding the holdings of the Company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 19.
A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the Company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.
If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com):
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on June 22, 2022. Have your Notice of Internet Availability of Proxy Materials or proxy card with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By Telephone (1-800-690-6903):
Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on June 22, 2022. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions you receive from the telephone voting site.

By Mail:
If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the Annual Meeting. Proxy cards should be returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

54	Visteon Corporation	2022 Proxy Statement

Other Matters	Table of Contents
Required Vote to Approve the Proposals
The Company’s Bylaws require that a majority of the Company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for the quorum that is needed to transact any business.
ELECTION OF DIRECTORS
To be elected, directors must receive a majority of the votes cast (the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee), except in the event of a contested election. A properly executed proxy marked “Abstain” with respect to such matter will not be counted as votes “For” or “Against” a director, although it will be counted for purposes of determining whether there is a quorum. In the event of a contested election (where the number of nominees exceeds the number of vacancies), the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors would be required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
OTHER PROPOSALS
For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in street name through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by stock exchange rules. On non-routine matters, such as the election of directors and approval of the Certificate of Incorporation, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum. Among the proposals to be voted on at the Annual Meeting, the ratification of the appointment of the independent registered public accounting firm and the approval of the Third Amended and Restated Certificate of Incorporation will be considered “routine” matters. The election of directors and the approval of the Company’s executive compensation will be considered “non-routine” matters.
Where to Find Voting Results
The Company will publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the voting results are known. You will also find the results in the investor information section of the Company’s website at https://investors.visteon.com/sec-filings.
Cost of Solicitation
The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, email, telecopy or letter. The Company has also retained Georgeson LLC to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $10,000 plus reasonable out-of-pocket expenses. The Company will pay for soliciting these proxies as well as reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.

55	Visteon Corporation	2022 Proxy Statement

Other Matters	Table of Contents
2023 Stockholder Proposals and Nominations
Stockholder proposals that are intended to be included in the Company’s proxy materials for the 2023 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8, or the Company’s Bylaws as applicable, and received by the Corporate Secretary of the Company no later than December 30, 2022.
A stockholder that intends to present business at the 2023 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the Company’s proxy materials, must comply with the requirements set forth in the Company’s Bylaws. Among other things, a stockholder must give written notice of its intent to bring business before the 2023 Annual Meeting to the Company no later than March 24, 2023, and no earlier than February 22, 2023. However, if the date for the 2023 Annual Meeting is more than 30 calendar days prior to, or after, June 23, 2023, then such written notice must be received no later than the 90th day prior to the date of such meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the Company’s Bylaws.
You may recommend any person to be a director by writing to the Corporate Secretary of the Company. The period for submitting written notice nominating a director for the 2023 Annual Meeting is not earlier than the 120th day prior to the date of the 2023 Annual Meeting and not later than the 90th day prior to the date of the 2023 Annual Meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This notice must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee and such other background materials as the Corporate Sustainability and Governance Committee may request.
To the extent permitted, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

56	Visteon Corporation	2022 Proxy Statement

Miscellaneous
Stockholders may obtain, at no charge, an additional copy of our 2021 Annual Report on Form 10-K including exhibits by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Twp, MI 48111; by phone (734) 710-7893; or via email at kdoyle@visteon.com. Copies of our code of business conduct and ethics entitled, “Ethics and Integrity Policy”, as well as the Corporate Governance Guidelines and charters of all standing Board committees, are available on our website at https://www.visteon.com or by contacting our Investor Relations. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto, are also available through our internet website at https://investors.visteon.com/sec-filings.
The SEC has adopted rules that allow us to send a single copy of our Notice of Internet Availability of Proxy Materials or proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please call Broadridge at (800) 579-1639. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 579-1639, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to Visteon Corporation, c/o Computershare, P.O. Box 505000, Louisville, KY 40233, or call (877) 881-5962.

Stockholders may obtain an additional copy of our Proxy Statement or Annual Report including exhibits by contacting our Investor Relations department.

57	Visteon Corporation	2022 Proxy Statement

Appendix A
Visteon Director
Independence Guidelines

A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:

1Has not been an employee of Visteon or its subsidiaries within the last three years.
2Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.
3Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.
4Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).
5Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year.
6Has no immediate family member(1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.
7Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $200,000 or 5% of such charitable organization’s consolidated gross revenues for such year.
8Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.
December 14, 2017

(1)A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

58	Visteon Corporation	2022 Proxy Statement

Appendix B
Reconciliation
of Non-GAAP
Financial Measures

This Proxy Statement contains information regarding Adjusted EBITDA and Adjusted Free Cash Flow, both of which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2021 performance in relation to the Annual Incentive payments the Organization and Compensation Committee approved for our NEOs, as described under “Short-Term Incentive Compensation” and “Annual Incentive Awards.” However, because Adjusted EBITDA and Adjusted Free Cash Flow are not calculated in accordance with GAAP, these financial measures may not be completely comparable to similarly titled measurers of other companies and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Rather, Adjusted EBITDA and Adjusted Free Cash Flow should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance and the 2021 Annual Incentive payments to our NEOs.
The table below reconciles our total net loss attributable to Visteon Corporation calculated in accordance with GAAP to the non-GAAP measure of Adjusted EBITDA (in millions):

Visteon:	Twelve Months Ended December 31, 2021
Net income attributable to Visteon Corporation	$41
Depreciation and amortization	108
Restructuring and impairment expense	14
Provision for income taxes	31
Non-cash, stock-based compensation expense	18
Interest expense, net	8
Net loss attributable to non-controlling interests	9
Equity in net income of non-consolidated affiliates	(6)
Other, net	5
Adjusted EBITDA	$228

59	Visteon Corporation	2022 Proxy Statement

Appendix B	Table of Contents
The table below reconciles our cash provided from operating activities calculated in accordance with GAAP to the non-GAAP measure of Adjusted Free Cash Flow (in millions):

Total Visteon:	Twelve Months Ended December 31, 2021
Cash provided from operating activities	$58
Capital expenditures, including intangibles	(70)
Free cash flow	$(12)
Restructuring related payments	34
Adjusted free cash flow	$22
U.S. pension contributions	12
Adjusted free cash flow for Annual Incentive	$34

60	Visteon Corporation	2022 Proxy Statement

Appendix C
Directions to
Grace Lake Corporate Center
Traveling West via I-94 or from Detroit Metropolitan Airport (DTW):
•Take I-275 North
•Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•Turn right (east) at Ecorse Rd.
•Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit
Traveling East via I-94:
•Exit at Haggerty Rd. (north)
•Take Haggerty Rd., approx. 2 miles, to Ecorse Rd. and turn right (east)
•Grace Lake Corporate Center is on the right, approx. 1 mile
Traveling North or South via I-275:
•Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•From the North: turn left (east) at Ecorse Rd.
•From the South: turn right (east) at Ecorse Rd.
•Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit

61	Visteon Corporation	2022 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D77349-P72348 For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! VISTEON CORPORATION ONE VILLAGE CENTER DRIVE VAN BUREN TOWNSHIP, MI 48111 VISTEON CORPORATION Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1b. Naomi M. Bergman 1a. James J. Barrese 1c. Jeffrey D. Jones 1e. Sachin S. Lawande 1d. Bunsei Kure 1f. Joanne M. Maguire 1g. Robert J. Manzo 1h. Francis M. Scricco 1i. David L. Treadwell Nominees: The Board of Directors recommends you vote FOR the following: 1. Election of Directors The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022. 3. Provide advisory approval of the Company’s executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, proxy cards must be received before the start of the Annual Meeting. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com. SCAN TO VIEW MATERIALS & VOTEw

D77350-P72348 ANNUAL MEETING OF STOCKHOLDERS June 23, 2022, 10:00 a.m. Eastern Daylight Time Grace Lake Corporate Center One Village Center Drive Van Buren Township, Michigan Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the Annual Meeting Proxy Statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-734-710-7893 VISTEON CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS June 23, 2022, 10:00 a.m. Eastern Daylight Time Grace Lake Corporate Center One Village Center Drive Van Buren Township, Michigan TO THE STOCKHOLDERS OF VISTEON CORPORATION: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VISTEON CORPORATION, a Delaware corporation (the "Company"), will be held on June 23, 2022, at 10:00 a.m. Eastern Daylight Time at Grace Lake Corporate Center, One Village Center Drive, Van Buren Township, Michigan, for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint Brett D. Pynnonen and Heidi A. Sepanik, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments or postponements thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if these shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on April 18, 2022, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (See reverse for voting instructions)